February 28, 2003

OPPENHEIMER
MAIN STREET FUND(R)

                                                                  Semiannual
                                                                    Report

------------
                                                                  Management

Commentaries

Fund Highlights

Performance Update

Investment Strategy Discussion

Financial Statements

"Our goal is to add relative value to an investor's allocation of large-cap stocks and to be better than other alternatives. In fact, over the one-, three-,
five- and 10-year periods, the Fund has placed in the top quartile of its large-cap core peer group." 1

                                                               [LOGO]
                                                         OppenheimerFunds(R)
                                                         The Right Way to
Invest

HIGHLIGHTS

Fund Objective
Oppenheimer Main Street Fund(R) seeks a high total return.

Fund Highlight

o The Fund's Class A shares are ranked in the first quartile of its peer group,
  the Lipper Large-Cap Core Funds, for the one-, three-, five- and 10-year periods ended February 28, 2003. 1
o With approval from the Fund's Board of Directors, the Fund's name was officially changed to Oppenheimer Main Street Fund(R) (formerly
Oppenheimer
  Main Street Growth & Income Fund) on April 30, 2003.
o There was no change in the Fund's investment objective.

    CONTENTS

 1  Letter to Shareholders

 2  An Interview
    with Your Fund's
    Managers

 9  Financial
    Statements

34  Directors and Officers

Cumulative Total Returns*

          For the 6-Month Period
          Ended 2/28/03

          Without      With
          Sales Chg.   Sales Chg.
----------------------------------
Class A    -9.89%      -15.07%
----------------------------------
Class B   -10.28       -14.77
----------------------------------
Class C   -10.21       -11.11
----------------------------------
Class N    -9.86       -10.75
----------------------------------
Class Y    -9.81

----------------------------------

Average Annual Total Returns*

          For the 1-Year Period
          Ended 2/28/03

          Without      With
          Sales Chg.   Sales Chg.
----------------------------------
Class A   -20.69%      -25.25%
----------------------------------
Class B   -21.34       -25.27
----------------------------------
Class C   -21.28       -22.07
----------------------------------
Class N   -20.78       -21.56
----------------------------------
Class Y   -20.56

1. Lipper, Inc. Lipper rankings are based on total returns, but do not consider
sales charges. The Fund ranked #117/972, #148/741, #111/504 and #22/163 among
Lipper-Large Cap Core Funds for the one-, three-, five- and ten-year periods ended 2/28/03. Lipper ranking is for the Class A share class only; other classes
may have different performance characteristics. Rankings are relative peer group
ratings and do not necessarily mean that the fund had high total returns.
Past
performance is no guarantee of future results.

Shares of Oppenheimer funds are not deposits or obligations of any bank, are not
guaranteed by any bank, are not insured by the FDIC or any other agency, and involve investment risks, including the possible loss of the principal amount
invested.

*See Notes on page 7 for further details.

LETTER TO SHAREHOLDERS

Dear Shareholder,

At OppenheimerFunds, we take very seriously the responsibility of helping you
achieve your goals. We understand that your investments with us may represent a
future home, a college education or retirement. In good markets and in bad, we
are committed to partnering with your advisor to provide you with investment products and services that can help you reach your financial objectives.
   In recent years, many of us have seen some of our assets decrease in value--sometimes significantly--making it difficult to maintain our long-term
investing plans. Shifting markets can often blindside investors and unbalance
portfolios. We believe it has never been more important than it is now to allocate your assets among stocks, bonds, and other investments based on what
would be most appropriate depending on your goals and risk tolerance.
Diversification is key. We encourage you to hold true to your long-term goals
and adhere to the time-tested investment principles of asset allocation and diversification.
   Of course, when the financial markets make major moves, portfolio changes may
be necessary to adjust risk exposure, rebalance asset class allocations or seek
to maintain sufficient income flows. Monitor your investments, stay informed and--most importantly--work with your financial advisor so that any adjustments
ultimately support your long-term goals.
   We continue to believe in the growth, ingenuity and underlying strengths of
the economy and the markets. That said, we also expect the road ahead to present
new and unique challenges. We strongly believe that one of the best ways to pursue your goals is to adhere to core investment principles.
   We hope you share our convictions, and we wish you the best in 2003.
Thank
you for your continued confidence in OppenheimerFunds, The Right Way to
Invest.

Sincerely,

/S/ SIGNATURE                /S/ SIGNATURE
James C. Swain               John V. Murphy
February 28, 2003

These general market views represent opinions of OppenheimerFunds, Inc. and are
not intended to predict performance of the securities markets or any particular
fund. Specific information that applies to your Fund is contained in the pages
that follow.

PHOTO OF
James C. Swain
Chairman
Oppenheimer
Main Street Fund

PHOTO OF
John V. Murphy
President
Oppenheimer
Main Street Fund

                        1 | OPPENHEIMER MAIN STREET FUND

AN INTERVIEW WITH YOUR FUND'S MANAGERS

Q  What is the approach you take in managing the Fund?
A. We use a quantitative approach to managing the Fund. Quantitative investing
may seem a bit unconventional, but we use it for the simple reason that we believe it works. In fact, we'd argue that conventional approaches tend to generate conventional results. Our goal is to add relative value to an investor's allocation of large cap stocks and to be better than other alternatives. Whether the market is going up or down is not a major factor to
us, because we make no effort to time the market.
   We believe that the essence of a quantitative process is to research and understand repeatable patterns, anomalies and other signals in the market that
we believe can give us an edge or advantage. In a sense, we are working to distill the most useful information or signals from the not-so-useful information. For example, we know that on average, companies that have announced
major acquisitions tended, on average, to underperform the market for up to
a
year or more, while those that announced buybacks tended, on average, to outperform the market. We look at as many as 60 factors like this to try to develop a consistent relative return advantage. We're happy to have been able to
successfully execute our approach with the Oppenheimer Main Street Fund(R)
since
we assumed management of the Fund about five years ago. 2

What is the benchmark you use to compare performance of the Fund?
We use a broad market benchmark, the S&P 500 Index. Philosophically, we believe
the broad market approach is a quality route for many investors, and one that is
often under-utilized. Our goal is to outperform growth and value individually
over the long-term. Styles come and go out of favor and we believe that if you
are successful in beating the broad market benchmark, you should be successful
in beating the narrower style benchmarks over time.

[SIDEBAR]
Portfolio Management
Team
Charles Albers
Nikolaos Monoyios

2. Past performance does not guarantee future results.

                        2 | OPPENHEIMER MAIN STREET FUND

What was the market environment like over the past six months ended
February 28,
2003? (Nikos Monoyios)
There have been several sharply distinct intervals in market behavior since
August 31, 2002. During September and early October 2002, the market averages
were down sharply as pessimism seemed to reach its high point. However, in early
October 2002, the markets rebounded through the end of November, led largely by
the stocks that had been beaten down in August and September. Then in
December,
the rally faded on concerns about the slow pace of the economic recovery and the
soft Christmas selling season. The increased possibility of war with Iraq also
contributed to the tough December.
   In the first several days of 2003, there was a sharp bounce upward. This is
not an unusual seasonal pattern. Many investors believed that a major bottom had
just hit, and as a result, they sought riskier stocks to benefit from the upturn
that they saw ahead. But, then January turned out to be yet another down month
and the markets started to approach their early October lows. And so, this was a
jagged period with a down cycle and an up cycle and then another down cycle.
Overall for the last six months, the markets were down.

How did the Fund perform in this environment? (Charles Albers)
During the period, the Fund (Class A shares at NAV) returned
-9.89% compared to the S&P 500 Index, its benchmark index, which returned
-7.28%.3 The Fund's relative underperformance can be attributed to the sharp market rally in October and November 2002, when stocks with high betas
(risk)
and poor valuation metrics performed the best. The Fund was not well represented
in these types of companies at that time. Our quantitative models, which are an
important part of our investment process, have worked well in most time periods,
but at the same time, we recognize that short-term patterns and

3. The Fund's performance is compared to the S&P 500 Index, an unmanaged index
of equity securities.

                        3 | OPPENHEIMER MAIN STREET FUND

AN INTERVIEW WITH YOUR FUND'S MANAGERS

movements within the stock market occur where the Fund may underperform.
Rather
than making dramatic changes to the Fund based on short-term movements that may
quickly reverse themselves, we choose to stick with our disciplined investment
approach. We're trying to deliver positive returns for the investors over the
long term, not time the market.

What worked well over this period of time?
(Charles Albers)
During the period, the Fund outperformed in the down months for the markets, and
underperformed in the up months because of the Fund's relatively defensive position and higher-quality names. The more aggressive sectors, such as telecommunications and information technology, were the better performing sectors, and the portfolio was underweight in these areas. Conversely, the
Fund
benefited from its market capitalization exposures. For the most part, it was
underweight large- and mega-cap stocks, which performed poorly, and overweight
mid- and small-cap stocks, which performed somewhat better.

What is your investment outlook for 2003?
(Nikos Monoyios)
Presently, our quantitative models suggest that the market may be significantly
undervalued at its current levels. Last fall, we completed a research study that
looked at long-term trends in the equity market. When the S&P 500 Index hits a
multi-year low, as happened in July and September 2002, it has typically performed substantially better over the following five years compared to the average long-term performance of the index. Additionally, the S&P 500 has also
performed with a considerable degree of consistency during that time. So, we believe the markets can do well, but investors should stay patient.

Average Annual
Total Returns with
Sales Charge

For the Periods Ended 3/31/03 4

Class A
1-Year      5-Year     10-Year
----------------------------------------
-27.46%     -4.20%      7.67%

Class B                Since
1-Year      5-Year     Inception
----------------------------------------
-27.48%     -4.12%      6.34%

Class C                Since
1-Year      5-Year     Inception
----------------------------------------
-24.40%     -3.79%      6.07%

Class N                Since
1-Year      5-Year     Inception
----------------------------------------
-23.90%     N/A        -13.67%

Class Y                Since
1-Year      5-Year     Inception
----------------------------------------
-22.94%     -2.89%      3.65%

4. See Notes on page 7 for further details.

                        4 | OPPENHEIMER MAIN STREET FUND

(Charles Albers)
We believe that part of the reason the S&P 500 has performed well after multi-year lows over the past century is that after several consecutive years of
market declines, the government becomes concerned about the impact the downward
spiral of equity prices may have on the standard of living. The federal government typically responds with stimulative policies to jump start the economy and the stock markets. And, this is in fact what is happening now
(i.e.,
short-term interest rates are at the lowest level in more than 20 years).
All of
this has been temporarily muted because of the possible war against Iraq.
But,
once that situation is resolved, we believe that these stimulative government
policies can gain some traction and will eventually be positive for the stock
markets.
   As always, we remain fully invested in stocks, and we seek to reduce risks
through broad diversification and a disciplined approach to portfolio construction. These principles have historically served us well in good markets
and bad, and they are central to what makes Oppenheimer Main Street Fund(R)
part
of The Right Way to Invest.

                        5 | OPPENHEIMER MAIN STREET FUND

AN INTERVIEW WITH YOUR FUND'S MANAGERS
--------------------------------------------------------------

Top Ten Common Stock Holdings 6
--------------------------------------------------------------
Exxon Mobil Corp.                                        2.6%
--------------------------------------------------------------
Microsoft Corp.                                          2.2
--------------------------------------------------------------
Citigroup, Inc.                                          2.2
--------------------------------------------------------------
General Electric Co.                                     2.2
--------------------------------------------------------------
Pfizer, Inc.                                             2.1
--------------------------------------------------------------
Bank of America Corp.                                    1.7
--------------------------------------------------------------
Merck & Co., Inc.                                        1.6
--------------------------------------------------------------
Intel Corp.                                              1.5
--------------------------------------------------------------
Wal-Mart Stores, Inc.                                    1.5
--------------------------------------------------------------
International Business Machines Corp.                    1.5

For up-to-date Top 10 Fund holdings, please visit www.oppenheimerfunds.com.

Top Five Common Stock Industries 6
--------------------------------------------------------------
Banks                                                   10.2%
--------------------------------------------------------------
Oil & Gas                                                8.2
--------------------------------------------------------------
Pharmaceuticals                                          7.3
--------------------------------------------------------------
Diversified Financials                                   7.3
--------------------------------------------------------------
Insurance                                                5.9

[PIE CHART]
Sector Allocation 5

o Financials      23.9%
o Consumer
  Discretionary   15.7
o Health Care     13.0
o Information
   Technology     10.7
o Industrials      9.1
o Energy           8.5
o Consumer
   Staples         8.3
o Telecommuni-
   cation Services 4.1
o Materials        3.6
o Utilities        3.1

5. Portfolio's holdings and allocations are subject to change. Percentages are
as of February 28, 2003, and are based on total market value of common stock.
6. Portfolio's holdings and allocations are subject to change. Percentages are
as of February 28, 2003, and are based on net assets.

                        6 | OPPENHEIMER MAIN STREET FUND

NOTES

In reviewing performance and rankings, please remember that past performance cannot guarantee future results. Investment return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Because of ongoing
market volatility, the Fund's performance may be subject to substantial fluctuations, and current performance may be more or less than the results shown. For updates on the Fund's performance, visit our website at
www.oppenheimerfunds.com.

Total returns include changes in share price and reinvestment of dividends
and
capital gains distributions in a hypothetical investment for the periods shown.
Cumulative total returns are not annualized. The Fund's total returns shown do
not reflect the deduction of income taxes on an individual's investment.
Taxes
may reduce your actual investment returns on income or gains paid by the
Fund or
any gains you may realize if you sell your shares. For more complete information
about the Fund, including charges, expenses and risks, please refer to the prospectus. To obtain a copy, call your financial advisor, call
OppenheimerFunds
Distributor, Inc. at 1.800.CALL OPP (1.800.225.5677) or visit the
OppenheimerFunds website at www.oppenheimerfunds.com. Read the prospectus carefully before you invest or send money.

Class A shares of the Fund were first publicly offered on 2/3/88. Class A returns include the current maximum initial sales charge of 5.75%.

Class B shares of the Fund were first publicly offered on 10/3/94. Class B returns include the applicable contingent deferred sales charge of 5%
(1-year)
and 2% (5-year). Because Class B shares convert to Class A shares 72 months after purchase, the "since inception" return for Class B uses Class A performance for the period after conversion. Class B shares are subject to an
annual 0.75% asset-based sales charge.

Class C shares of the Fund were first publicly offered on 12/1/93. Class C returns include the contingent deferred sales charge of 1% for the 1-year period. Class C shares are subject to an annual 0.75% asset-based sales charge.

Class N shares of the Fund were first publicly offered on 3/1/01. Class N shares
are offered only through retirement plans. Unless otherwise noted, Class N returns include the contingent deferred sales charge of 1% for the 1-year period. Class N shares are subject to an annual 0.25% asset-based sales charge.

Class Y shares of the Fund were first publicly offered on 11/1/96. Class Y shares are offered only to certain institutional investors under special agreements with the Distributor. An explanation of the calculation of performance is in the Fund's Statement of Additional Information.

                        7 | OPPENHEIMER MAIN STREET FUND

                                                          Financial
Statements
                                                                    Pages
9-33

                        8 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF INVESTMENTS February 28, 2003 / Unaudited

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Common Stocks--98.3%
--------------------------------------------------------------------------------
 Consumer Discretionary--15.5%
--------------------------------------------------------------------------------
 Auto Components--0.7%
 Aftermarket Technology
 Corp. 1                                              179,100      $
2,030,994
--------------------------------------------------------------------------------
 American Axle &
 Manufacturing
 Holdings, Inc. 1                                     219,400
5,188,810
--------------------------------------------------------------------------------
 ArvinMeritor, Inc.                                   187,400
2,863,472
--------------------------------------------------------------------------------
 Borg-Warner
 Automotive, Inc.                                     103,100
5,383,882
--------------------------------------------------------------------------------
 Cooper Tire &
 Rubber Co.                                            95,300
1,335,153
--------------------------------------------------------------------------------
 Dana Corp.                                         1,129,700
9,670,232
--------------------------------------------------------------------------------
 Delphi Corp.                                       2,361,900
18,257,487
--------------------------------------------------------------------------------
 Goodyear Tire &
 Rubber Co.                                         1,309,900
5,239,600
--------------------------------------------------------------------------------
 Johnson Controls, Inc.                               138,000
10,758,480
--------------------------------------------------------------------------------
 Lear Corp. 1                                         333,900
12,681,522
--------------------------------------------------------------------------------
 Tower Automotive, Inc. 1                              60,900
204,015

-------------

73,613,647

--------------------------------------------------------------------------------
 Automobiles--1.3%
 Ford Motor Co.                                     5,212,226
43,365,720
--------------------------------------------------------------------------------
 General Motors Corp.                               1,452,900
49,064,433
--------------------------------------------------------------------------------
 Harley-Davidson, Inc.                                786,700
31,145,453
--------------------------------------------------------------------------------
 Winnebago
 Industries, Inc.                                     104,600
3,070,010

------------

126,645,616

--------------------------------------------------------------------------------
 Hotels, Restaurants & Leisure--1.1%
 Applebee's
 International, Inc.                                  162,125
4,156,885
--------------------------------------------------------------------------------
 Boyd Gaming Corp. 1                                   63,700
796,887
--------------------------------------------------------------------------------
 Brinker
 International, Inc. 1                                331,600
9,191,952
--------------------------------------------------------------------------------
 Carnival Corp.                                       416,000
9,555,520
--------------------------------------------------------------------------------
 CEC Entertainment,
 Inc. 1                                               196,600
4,975,946
--------------------------------------------------------------------------------
 Choice Hotels
 International, Inc. 1                                 33,000
778,800
--------------------------------------------------------------------------------
 Darden Restaurants, Inc.                             388,000
6,910,280
--------------------------------------------------------------------------------
 GTech Holdings Corp. 1                               658,400
19,159,440
--------------------------------------------------------------------------------
 McDonald's Corp.                                     755,000
10,275,550
--------------------------------------------------------------------------------
 P.F. Chang's
 China Bistro, Inc. 1                                  27,800
920,736

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Hotels, Restaurants & Leisure Continued
 Panera Bread Co., Cl. A 1                            185,800      $
5,111,358
--------------------------------------------------------------------------------
 Papa John's
 International, Inc. 1                                 13,500
320,895
--------------------------------------------------------------------------------
 Rare Hospitality
 International, Inc. 1                                  5,000
134,150
--------------------------------------------------------------------------------
 Ruby Tuesday, Inc.                                   509,600
9,493,848
--------------------------------------------------------------------------------
 Ryan's Family Steak
 Houses, Inc. 1                                       135,150
1,396,100
--------------------------------------------------------------------------------
 Starbucks Corp. 1                                    816,300
19,142,235
--------------------------------------------------------------------------------
 Wendy's
 International, Inc.                                  134,500
3,406,885

-------------

105,727,467

--------------------------------------------------------------------------------
 Household Durables--2.4%
 American Greetings
 Corp., Cl. A 1                                       511,900
6,716,128
--------------------------------------------------------------------------------
 Beazer Homes
 USA, Inc. 1                                          108,800
6,349,568
--------------------------------------------------------------------------------
 Black & Decker Corp.                                 204,700
7,512,490
--------------------------------------------------------------------------------
 Centex Corp.                                         415,400
22,963,312
--------------------------------------------------------------------------------
 D.R. Horton, Inc.                                    204,900
3,751,719
--------------------------------------------------------------------------------
 Fortune Brands, Inc.                                 601,600
26,374,144
--------------------------------------------------------------------------------
 Hovnanian Enterprises,
 Inc., Cl. A 1                                        207,300
6,805,659
--------------------------------------------------------------------------------
 KB Home                                              456,800
21,423,920
--------------------------------------------------------------------------------
 Lennar Corp.                                         541,000
29,208,590
--------------------------------------------------------------------------------
 M.D.C. Holdings, Inc.                                 30,300
1,137,462
--------------------------------------------------------------------------------
 Maytag Corp.                                         789,600
19,029,360
--------------------------------------------------------------------------------
 Meritage Corp. 1                                      62,900
1,987,640
--------------------------------------------------------------------------------
 NVR, Inc. 1                                           74,100
24,597,495
--------------------------------------------------------------------------------
 Pulte Homes, Inc.                                    370,315
18,823,111
--------------------------------------------------------------------------------
 Ryland Group, Inc.
 (The)                                                671,000
27,712,300
--------------------------------------------------------------------------------
 Standard Pacific Corp.                               131,100
3,378,447
--------------------------------------------------------------------------------
 Toll Brothers, Inc. 1                                556,100
10,771,657

-------------

238,543,002

--------------------------------------------------------------------------------
 Internet & Catalog Retail--0.3%
 Amazon.com, Inc. 1                                   226,000
4,974,260
--------------------------------------------------------------------------------
 USA Interactive 1                                  1,054,800
25,874,244

-------------

30,848,504

                        9 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF INVESTMENTS Unaudited / Continued

                                                                  Market
Value
                                                     Shares         See
Note 1
--------------------------------------------------------------------------------
 Leisure Equipment & Products--1.4%
 Action Performance
 Cos., Inc.                                          343,400      $
5,666,100
--------------------------------------------------------------------------------
 Brunswick Corp.                                     563,400
10,648,260
--------------------------------------------------------------------------------
 Eastman Kodak Co.                                 1,652,100
48,902,160
--------------------------------------------------------------------------------
 Hasbro, Inc.                                        932,400
11,291,364
--------------------------------------------------------------------------------
 Mattel, Inc.                                      2,163,700
46,130,084
--------------------------------------------------------------------------------
 Nautilus Group,
 Inc. (The)                                          195,300
2,867,004
--------------------------------------------------------------------------------
 Polaris Industries, Inc.                            153,000
7,405,200

--------------

132,910,172

--------------------------------------------------------------------------------
 Media--1.8%
 AOL Time Warner, Inc. 1                           2,103,900
23,816,148
--------------------------------------------------------------------------------
 Comcast Corp., Cl. A 1                            1,364,555
39,872,297
--------------------------------------------------------------------------------
 Cox Communications,
 Inc., Cl. A 1                                       418,700
12,414,455
--------------------------------------------------------------------------------
 Gannett Co., Inc.                                   212,500
15,336,125
--------------------------------------------------------------------------------
 General Motors
 Corp., Cl. H 1                                      332,800
3,391,232
--------------------------------------------------------------------------------
 Harte-Hanks, Inc.                                    37,450
685,710
--------------------------------------------------------------------------------
 McGraw-Hill Cos.,
 Inc. (The)                                          342,600
19,267,824
--------------------------------------------------------------------------------
 New York Times Co., Cl. A                            51,800
2,406,628
--------------------------------------------------------------------------------
 Tribune Co.                                         194,100
8,705,385
--------------------------------------------------------------------------------
 Viacom, Inc., Cl. B 1                             1,072,248
39,812,568
--------------------------------------------------------------------------------
 Washington Post Co.
 (The), Cl. B                                          8,400
5,993,400

--------------

171,701,772

--------------------------------------------------------------------------------
 Multiline Retail--2.1%
 Big Lots, Inc. 1                                    233,900
2,584,595
--------------------------------------------------------------------------------
 BJ's Wholesale
 Club, Inc. 1                                        239,400
3,346,812
--------------------------------------------------------------------------------
 Costco Wholesale
 Corp. 1                                               4,400
134,288
--------------------------------------------------------------------------------
 Dillard's, Inc., Cl. A                               43,300
604,035
--------------------------------------------------------------------------------
 Federated Department
 Stores, Inc. 1                                      522,400
13,321,200
--------------------------------------------------------------------------------
 May Department
 Stores Co.                                          520,600
10,214,172
--------------------------------------------------------------------------------
 Penney (J.C.) Co., Inc.
 (Holding Co.)                                     1,161,000
23,045,850
--------------------------------------------------------------------------------
 Sears Roebuck & Co.                                 257,700
5,612,706
--------------------------------------------------------------------------------
 Shopko Stores, Inc. 1                                47,100
515,745

                                                                  Market
Value
                                                    Shares          See
Note 1
--------------------------------------------------------------------------------
 Multiline Retail Continued
 Wal-Mart Stores, Inc.                             3,098,300
$148,904,298

--------------

208,283,701

--------------------------------------------------------------------------------
 Specialty Retail--3.8%
 Abercrombie &
 Fitch Co., Cl. A 1                                   76,300
2,098,250
--------------------------------------------------------------------------------
 AnnTaylor Stores
 Corp. 1                                             704,900
13,675,060
--------------------------------------------------------------------------------
 AutoZone, Inc. 1                                    369,000
24,280,200
--------------------------------------------------------------------------------
 Bed Bath &
 Beyond, Inc. 1                                      280,000
9,251,200
--------------------------------------------------------------------------------
 Best Buy Co., Inc. 1                                606,300
17,625,141
--------------------------------------------------------------------------------
 Christopher &
 Banks Corp. 1                                       348,900
4,975,314
--------------------------------------------------------------------------------
 Deb Shops, Inc.                                      10,000
194,500
--------------------------------------------------------------------------------
 Electronics Boutique
 Holdings Corp. 1                                     88,600
1,311,280
--------------------------------------------------------------------------------
 Foot Locker, Inc.                                   372,700
3,801,540
--------------------------------------------------------------------------------
 Gap, Inc. (The)                                   2,501,000
32,613,040
--------------------------------------------------------------------------------
 Home Depot, Inc.                                  3,437,700
80,614,065
--------------------------------------------------------------------------------
 Hot Topic, Inc. 1                                   223,150
4,931,615
--------------------------------------------------------------------------------
 Limited Brands, Inc.                              1,546,490
18,372,301
--------------------------------------------------------------------------------
 Lowe's Cos., Inc.                                   127,400
5,006,820
--------------------------------------------------------------------------------
 Michaels Stores, Inc. 1                             269,100
6,323,850
--------------------------------------------------------------------------------
 Movie Gallery, Inc. 1                                56,900
864,937
--------------------------------------------------------------------------------
 Office Depot, Inc. 1                                385,600
4,526,944
--------------------------------------------------------------------------------
 Pacific Sunwear of
 California, Inc. 1                                  194,100
3,437,511
--------------------------------------------------------------------------------
 Pep Boys-Manny,
 Moe & Jack                                          125,200
1,130,556
--------------------------------------------------------------------------------
 PetsMart, Inc. 1                                    129,000
1,928,550
--------------------------------------------------------------------------------
 Pier 1 Imports, Inc.                                598,800
9,562,836
--------------------------------------------------------------------------------
 RadioShack Corp.                                    562,300
11,043,572
--------------------------------------------------------------------------------
 Regis Corp.                                          22,700
528,910
--------------------------------------------------------------------------------
 Rent-A-Center, Inc. 1                               167,900
8,386,605
--------------------------------------------------------------------------------
 Ross Stores, Inc.                                   589,300
20,159,953
--------------------------------------------------------------------------------
 Sherwin-Williams Co.                                286,100
7,638,870
--------------------------------------------------------------------------------
 Staples, Inc. 1                                   1,351,000
23,385,810
--------------------------------------------------------------------------------
 Talbots, Inc. (The)                                 360,800
8,991,136
--------------------------------------------------------------------------------
 TJX Cos., Inc. (The)                              2,516,500
40,440,155
--------------------------------------------------------------------------------
 Too, Inc. 1                                          91,074
1,388,879
--------------------------------------------------------------------------------
 United Auto
 Group, Inc. 1                                        41,100
457,443

                       10 | OPPENHEIMER MAIN STREET FUND

                                                                  Market
Value
                                                      Shares        See
Note 1
-------------------------------------------------------------------------------
 Specialty Retail Continued
 Urban Outfitters, Inc. 1                             16,800      $
318,024

-------------

369,264,867

-------------------------------------------------------------------------------
 Textiles & Apparel--0.6%
 Coach, Inc. 1                                       204,396
7,303,069
-------------------------------------------------------------------------------
 Fossil, Inc. 1                                        5,700
102,486
-------------------------------------------------------------------------------
 Kellwood Co.                                         63,500
1,625,600
-------------------------------------------------------------------------------
 Liz Claiborne, Inc.                                 610,600
17,218,920
-------------------------------------------------------------------------------
 Nike, Inc., Cl. B                                   637,100
29,542,327
-------------------------------------------------------------------------------
 Timberland Co., Cl. A 1                              35,100
1,347,840
-------------------------------------------------------------------------------
 Tommy Hilfiger Corp. 1                               85,200
534,204
-------------------------------------------------------------------------------
 VF Corp.                                             24,800
839,480

-------------

58,513,926

-------------------------------------------------------------------------------
 Consumer Staples--8.2%
-------------------------------------------------------------------------------
 Beverages--1.4%
 Anheuser-Busch
 Cos., Inc.                                          327,800
15,242,700
-------------------------------------------------------------------------------
 Coca-Cola Co. (The)                               2,355,300
94,730,166
-------------------------------------------------------------------------------
 Coca-Cola
 Enterprises, Inc.                                   435,200
8,782,336
-------------------------------------------------------------------------------
 Pepsi Bottling
 Group, Inc. (The)                                   223,200
5,189,400
-------------------------------------------------------------------------------
 PepsiCo, Inc.                                       489,430
18,754,957

-------------

142,699,559

-------------------------------------------------------------------------------
 Food & Drug Retailing--1.3%
 Albertson's, Inc.                                   859,600
16,186,268
-------------------------------------------------------------------------------
 CVS Corp.                                         1,564,900
38,966,010
-------------------------------------------------------------------------------
 Kroger Co. (The) 1                                2,822,800
37,317,416
-------------------------------------------------------------------------------
 Safeway, Inc. 1                                   1,729,700
34,403,733
-------------------------------------------------------------------------------
 Walgreen Co.                                         31,800
894,852
-------------------------------------------------------------------------------
 Winn-Dixie Stores, Inc.                             353,400
4,311,480

-------------

132,079,759

-------------------------------------------------------------------------------
 Food Products--2.2%
 Bunge Ltd.                                           44,800
1,160,320
-------------------------------------------------------------------------------
 Campbell Soup Co.                                 1,989,600
41,264,304
-------------------------------------------------------------------------------
 ConAgra Foods, Inc.                               1,787,400
41,235,318
-------------------------------------------------------------------------------
 Dean Foods Co. 1                                    288,300
12,157,611
-------------------------------------------------------------------------------
 Dole Food Co., Inc.                                 161,900
5,310,320
-------------------------------------------------------------------------------
 Fresh Del Monte
 Produce, Inc.                                       128,400
2,329,176

                                                                  Market
Value
                                                      Shares        See
Note 1
-------------------------------------------------------------------------------
 Food Products Continued
 Hershey Foods Corp.                                 452,900      $
29,261,869
-------------------------------------------------------------------------------
 Kellogg Co.                                         699,000
20,669,430
-------------------------------------------------------------------------------
 Kraft Foods, Inc., Cl. A                            256,200
7,586,082
-------------------------------------------------------------------------------
 Sara Lee Corp.                                      963,481
19,076,924
-------------------------------------------------------------------------------
 Wrigley, William Jr. Co.                            590,400
31,663,152

-------------

211,714,506

-------------------------------------------------------------------------------
 Household Products--2.0%
 Clorox Co. (The)                                    887,500
37,550,125
-------------------------------------------------------------------------------
 Colgate-Palmolive Co.                               260,200
13,090,662
-------------------------------------------------------------------------------
 Dial Corp. (The)                                    525,800
9,564,302
-------------------------------------------------------------------------------
 Procter & Gamble
 Corp. (The)                                       1,685,200
137,950,472

-------------

198,155,561

-------------------------------------------------------------------------------
 Personal Products--0.3%
 Avon Products, Inc.                                 481,800
25,053,600
-------------------------------------------------------------------------------
 Tobacco--1.0%
 Altria Group, Inc.                                2,460,300
95,090,595
-------------------------------------------------------------------------------
 Energy--8.3%
-------------------------------------------------------------------------------
 Energy Equipment & Services--0.1%
 Halliburton Co.                                     267,000
5,409,420
-------------------------------------------------------------------------------
 Helmerich &
 Payne, Inc.                                           8,200
225,500

-------------

5,634,920

-------------------------------------------------------------------------------
 Oil & Gas--8.2%
 Amerada Hess Corp.                                  235,900
10,504,627
-------------------------------------------------------------------------------
 Anadarko Petroleum
 Corp.                                               163,500
7,534,080
-------------------------------------------------------------------------------
 Apache Corp.                                        782,000
51,048,960
-------------------------------------------------------------------------------
 Baytex Energy Ltd. 1                              1,380,000
8,938,784
-------------------------------------------------------------------------------
 Brown (Tom), Inc. 1                               1,315,800
33,816,060
-------------------------------------------------------------------------------
 Burlington
 Resources, Inc.                                     778,700
36,092,745
-------------------------------------------------------------------------------
 Canadian 88
 Energy Corp. 1,3                                  5,539,500
8,737,968
-------------------------------------------------------------------------------
 Canadian Natural
 Resources Ltd.                                    1,372,585
47,125,602
-------------------------------------------------------------------------------
 Chesapeake Energy
 Corp.                                             1,749,600
14,206,752
-------------------------------------------------------------------------------
 ChevronTexaco Corp.                               1,123,404
72,088,835
-------------------------------------------------------------------------------
 Cimarex Energy Co. 1                                 40,710
809,315
-------------------------------------------------------------------------------
 ConocoPhillips                                      337,691
17,120,934
-------------------------------------------------------------------------------
 Devon Energy Corp.                                  233,600
11,259,520

                       11 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF INVESTMENTS Unaudited / Continued

                                                                  Market
Value
                                                      Shares        See
Note 1
-------------------------------------------------------------------------------
 Oil & Gas Continued
 Enbridge Energy
 Management LLC                                      271,927      $
10,605,153
-------------------------------------------------------------------------------
 EOG Resources, Inc.                                 398,400
16,453,920
-------------------------------------------------------------------------------
 Exxon Mobil Corp.                                 7,600,496
258,568,874
-------------------------------------------------------------------------------
 Frontier Oil Corp. 3                              1,842,100
30,118,335
-------------------------------------------------------------------------------
 Kerr-McGee Corp.                                    367,300
15,147,452
-------------------------------------------------------------------------------
 Marathon Oil Corp.                                  936,000
21,612,240
-------------------------------------------------------------------------------
 Murphy Oil Corp.                                    662,700
28,515,981
-------------------------------------------------------------------------------
 Noble Energy, Inc.                                   63,900
2,255,670
-------------------------------------------------------------------------------
 Occidental Petroleum
 Corp.                                             1,222,100
36,540,790
-------------------------------------------------------------------------------
 Ocean Energy, Inc.                                  287,800
5,776,146
-------------------------------------------------------------------------------
 Paramount Energy
 Trust 1                                             302,784
2,743,713
-------------------------------------------------------------------------------
 Paramount
 Resources Ltd.                                    1,838,400
14,992,992
-------------------------------------------------------------------------------
 Sunoco, Inc.                                        140,900
4,986,451
-------------------------------------------------------------------------------
 Talisman Energy, Inc.                               770,000
30,597,396
-------------------------------------------------------------------------------
 Teekay Shipping Corp.                                31,500
1,221,885
-------------------------------------------------------------------------------
 Unocal Corp.                                        380,100
10,015,635

-------------

809,436,815

-------------------------------------------------------------------------------
 Financials--23.5%
-------------------------------------------------------------------------------
 Banks--10.2%
 AmSouth Bancorp                                     981,800
20,225,080
-------------------------------------------------------------------------------
 Astoria Financial Corp.                             423,700
10,643,344
-------------------------------------------------------------------------------
 Bank of America Corp.                             2,450,100
169,644,924
-------------------------------------------------------------------------------
 Bank of New York
 Co., Inc. (The)                                   1,670,000
38,042,600
-------------------------------------------------------------------------------
 Bank One Corp.                                    2,565,700
92,442,171
-------------------------------------------------------------------------------
 BB&T Corp.                                          489,300
16,063,719
-------------------------------------------------------------------------------
 Charter One
 Financial, Inc.                                      45,671
1,320,349
-------------------------------------------------------------------------------
 Comerica, Inc.                                      365,500
14,978,190
-------------------------------------------------------------------------------
 Compass
 Bancshares, Inc.                                     89,800
2,857,436
-------------------------------------------------------------------------------
 Downey Financial Corp.                                2,700
108,405
-------------------------------------------------------------------------------
 First Tennessee
 National Corp.                                      262,200
10,013,418
-------------------------------------------------------------------------------
 First Virginia Banks, Inc.                           33,850
1,384,465
-------------------------------------------------------------------------------
 FleetBoston
 Financial Corp.                                   2,393,600
58,786,816
-------------------------------------------------------------------------------
 Golden West
 Financial Corp.                                     743,200
53,807,680

                                                                  Market
Value
                                                      Shares        See
Note 1
-------------------------------------------------------------------------------
 Banks Continued
 Greenpoint Financial
 Corp.                                               372,600      $
15,828,048
-------------------------------------------------------------------------------
 Hibernia Corp., Cl. A                               307,500
5,571,900
-------------------------------------------------------------------------------
 Huntington
 Bancshares, Inc.                                    102,300
1,964,160
-------------------------------------------------------------------------------
 Independence
 Community Bank
 Corp.                                               132,000
3,429,360
-------------------------------------------------------------------------------
 Indymac Mortgage
 Holdings, Inc.                                       71,200
1,359,920
-------------------------------------------------------------------------------
 KeyCorp                                           1,774,600
42,111,258
-------------------------------------------------------------------------------
 Mellon Financial
 Corp.                                               830,500
18,694,555
-------------------------------------------------------------------------------
 National City Corp.                               1,145,200
31,630,424
-------------------------------------------------------------------------------
 North Fork
 Bancorporation, Inc.                                881,600
28,422,784
-------------------------------------------------------------------------------
 PNC Financial
 Services Group                                       36,600
1,644,438
-------------------------------------------------------------------------------
 Regions Financial
 Corp.                                                94,500
3,059,910
-------------------------------------------------------------------------------
 Roslyn Bancorp, Inc.                                 25,500
507,960
-------------------------------------------------------------------------------
 Sovereign Bancorp,
 Inc.                                              1,335,400
18,134,732
-------------------------------------------------------------------------------
 SunTrust Banks, Inc.                                620,000
34,875,000
-------------------------------------------------------------------------------
 U.S. Bancorp                                      3,077,470
64,380,672
-------------------------------------------------------------------------------
 Union Planters Corp.                                228,600
6,291,072
-------------------------------------------------------------------------------
 UnionBanCal Corp.                                   296,200
12,327,844
-------------------------------------------------------------------------------
 Wachovia Corp.                                    3,164,500
112,276,460
-------------------------------------------------------------------------------
 Washington
 Mutual, Inc.                                        907,000
31,318,710
-------------------------------------------------------------------------------
 Webster Financial
 Corp.                                                51,900
1,847,640
-------------------------------------------------------------------------------
 Wells Fargo Co.                                   1,565,600
70,999,960

-------------

996,995,404

-------------------------------------------------------------------------------
 Diversified Financials--7.3%
 American Express Co.                              1,524,500
51,192,710
-------------------------------------------------------------------------------
 Bear Stearns Cos.,
 Inc. (The)                                          267,900
16,781,256
-------------------------------------------------------------------------------
 Citigroup, Inc.                                   6,614,546
220,528,964
-------------------------------------------------------------------------------
 Countrywide
 Financial Corp.                                     561,400
29,973,146
-------------------------------------------------------------------------------
 Doral Financial Corp.                               111,450
3,612,094
-------------------------------------------------------------------------------
 E*TRADE Group, Inc. 1                               226,300
950,460
-------------------------------------------------------------------------------
 Fannie Mae                                        1,240,000
79,484,000

                       12 | OPPENHEIMER MAIN STREET FUND

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Diversified Financials Continued
 Freddie Mac                                          985,000      $
53,830,250
--------------------------------------------------------------------------------
 Goldman Sachs
 Group, Inc. (The)                                    204,700
14,216,415
--------------------------------------------------------------------------------
 Household
 International, Inc.                                1,134,100
31,675,413
--------------------------------------------------------------------------------
 J.P. Morgan Chase
 & Co.                                              2,728,000
61,871,040
--------------------------------------------------------------------------------
 Janus Capital
 Group, Inc.                                          452,900
5,357,807
--------------------------------------------------------------------------------
 Lehman Brothers
 Holdings, Inc.                                       214,300
11,865,791
--------------------------------------------------------------------------------
 MBNA Corp.                                         1,395,400
19,326,290
--------------------------------------------------------------------------------
 Moody's Corp.                                        230,000
10,143,000
--------------------------------------------------------------------------------
 Morgan Stanley                                     1,745,700
64,329,045
--------------------------------------------------------------------------------
 New Century
 Financial Corp.                                      264,600
7,046,298
--------------------------------------------------------------------------------
 Principal Financial
 Group, Inc. (The)                                    561,800
15,488,826
--------------------------------------------------------------------------------
 SLM Corp.                                            138,400
15,078,680

-------------

712,751,485

--------------------------------------------------------------------------------
 Insurance--5.9%
 ACE Ltd.                                             869,300
24,088,303
--------------------------------------------------------------------------------
 AFLAC, Inc.                                          921,900
28,809,375
--------------------------------------------------------------------------------
 Allstate Corp.                                     1,835,700
58,063,191
--------------------------------------------------------------------------------
 AMBAC Financial
 Group, Inc.                                          401,200
19,598,620
--------------------------------------------------------------------------------
 American
 International
 Group, Inc.                                        1,949,905
96,110,817
--------------------------------------------------------------------------------
 Chubb Corp.                                          642,000
30,700,440
--------------------------------------------------------------------------------
 Cincinnati Financial
 Corp.                                                100,400
3,558,176
--------------------------------------------------------------------------------
 CNA Financial Corp. 1                                 11,000
252,890
--------------------------------------------------------------------------------
 Fidelity National
 Financial, Inc.                                      960,011
31,517,161
--------------------------------------------------------------------------------
 Hartford Financial
 Services Group, Inc.                                 321,000
11,597,730
--------------------------------------------------------------------------------
 Jefferson-Pilot Corp.                                149,700
5,643,690
--------------------------------------------------------------------------------
 John Hancock
 Financial Services, Inc.                           1,186,600
33,343,460
--------------------------------------------------------------------------------
 Lincoln National
 Corp.                                                385,800
10,929,714
--------------------------------------------------------------------------------
 Loews Corp.                                        1,015,300
44,378,763

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Insurance Continued
 Marsh & McLennan
 Cos., Inc.                                           168,500      $
6,857,950
--------------------------------------------------------------------------------
 MBIA, Inc.                                           275,700
10,512,441
--------------------------------------------------------------------------------
 MetLife, Inc.                                      1,259,300
32,955,881
--------------------------------------------------------------------------------
 Nationwide Financial
 Services, Inc., Cl. A                                223,800
5,438,340
--------------------------------------------------------------------------------
 Old Republic
 International Corp.                                  196,000
5,350,800
--------------------------------------------------------------------------------
 Progressive Corp.                                    828,000
43,064,280
--------------------------------------------------------------------------------
 Protective Life Corp.                                 16,100
436,632
--------------------------------------------------------------------------------
 Radian Group, Inc.                                   172,200
6,004,614
--------------------------------------------------------------------------------
 RenaissanceRe
 Holdings Ltd.                                        387,800
14,379,624
--------------------------------------------------------------------------------
 Safeco Corp.                                         314,900
10,353,912
--------------------------------------------------------------------------------
 St. Paul Cos., Inc.                                  275,300
8,495,758
--------------------------------------------------------------------------------
 Travelers Property
 Casualty Corp., Cl. A                              1,176,318
18,409,377
--------------------------------------------------------------------------------
 Travelers Property
 Casualty Corp., Cl. B                                526,620
8,373,258
--------------------------------------------------------------------------------
 XL Capital Ltd., Cl. A                               123,000
8,725,620

-------------

577,950,817

--------------------------------------------------------------------------------
 Real Estate--0.1%
 Equity Office
 Properties Trust                                     526,000
12,902,780
--------------------------------------------------------------------------------
 FBR Asset
 Investment Corp.                                      34,500
1,106,760
--------------------------------------------------------------------------------
 St. Joe Co. (The)                                     63,100
1,783,206

-------------

15,792,746

--------------------------------------------------------------------------------
 Health Care--12.8%
--------------------------------------------------------------------------------
 Biotechnology--1.0%
 Affymetrix, Inc. 1                                    29,500
778,800
--------------------------------------------------------------------------------
 Amgen, Inc. 1                                      1,455,600
79,533,984
--------------------------------------------------------------------------------
 Gilead Sciences, Inc. 1                              365,000
12,410,000
--------------------------------------------------------------------------------
 Myriad Genetics, Inc. 1                              144,800
1,416,144
--------------------------------------------------------------------------------
 Wyeth                                                140,600
4,956,150

-------------

99,095,078

--------------------------------------------------------------------------------
 Health Care Equipment & Supplies--1.8%
 Advanced Medical
 Optics, Inc. 1                                         2,744
31,693
--------------------------------------------------------------------------------
 Baxter International,
 Inc.                                               1,458,700
41,412,493

                       13 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF INVESTMENTS Unaudited / Continued

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Health Care Equipment & Supplies Continued
 Becton, Dickinson
 & Co.                                                991,600     $
34,111,040
--------------------------------------------------------------------------------
 Bio-Rad Laboratories,
 Inc., Cl. A 1                                         36,700
1,319,365
--------------------------------------------------------------------------------
 Boston Scientific Corp. 1                            882,400
38,975,608
--------------------------------------------------------------------------------
 Cooper Cos., Inc. (The)                              223,700
6,498,485
--------------------------------------------------------------------------------
 Guidant Corp. 1                                    1,092,100
39,053,496
--------------------------------------------------------------------------------
 Steris Corp. 1                                        19,600
494,900
--------------------------------------------------------------------------------
 Stryker Corp.                                        146,800
9,571,360

-------------

171,468,440

--------------------------------------------------------------------------------
 Health Care Providers & Services--2.7%
 Aetna, Inc.                                          775,200
32,651,424
--------------------------------------------------------------------------------
 Apria Healthcare
 Group, Inc. 1                                        244,000
5,375,320
--------------------------------------------------------------------------------
 Cigna Corp.                                          605,300
26,009,741
--------------------------------------------------------------------------------
 Covance, Inc. 1                                      191,900
4,519,245
--------------------------------------------------------------------------------
 DaVita, Inc. 1                                       268,500
5,571,375
--------------------------------------------------------------------------------
 Express Scripts, Inc. 1                              127,800
6,609,816
--------------------------------------------------------------------------------
 HCA, Inc.                                          1,063,800
43,871,112
--------------------------------------------------------------------------------
 Health Net, Inc. 1                                   401,000
10,069,110
--------------------------------------------------------------------------------
 Humana, Inc. 1                                       292,000
2,861,600
--------------------------------------------------------------------------------
 IMS Health, Inc.                                     234,770
3,521,550
--------------------------------------------------------------------------------
 Lincare Holdings, Inc. 1                              69,900
2,090,010
--------------------------------------------------------------------------------
 Manor Care, Inc. 1                                   149,000
2,731,170
--------------------------------------------------------------------------------
 McKesson Corp.                                       725,000
19,314,000
--------------------------------------------------------------------------------
 Mid Atlantic Medical
 Services, Inc. 1                                      15,300
546,975
--------------------------------------------------------------------------------
 Option Care, Inc. 1                                      425
3,336
--------------------------------------------------------------------------------
 Oxford Health
 Plans, Inc. 1                                      1,095,500
30,674,000
--------------------------------------------------------------------------------
 Pediatrix Medical
 Group, Inc. 1                                        304,200
8,593,650
--------------------------------------------------------------------------------
 Per-Se Technologies,
 Inc. 1                                                88,600
607,796
--------------------------------------------------------------------------------
 Sierra Health
 Services, Inc. 1                                     149,200
1,803,828
--------------------------------------------------------------------------------
 Tenet Healthcare
 Corp. 1                                              608,800
11,061,896
--------------------------------------------------------------------------------
 WellPoint Health
 Networks, Inc. 1                                     745,800
50,721,858

-------------

269,208,812

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Pharmaceuticals--7.3%

 Abbott Laboratories                                1,175,500      $
41,871,310
--------------------------------------------------------------------------------
 Bristol-Myers
 Squibb Co.                                           944,900
22,016,170
--------------------------------------------------------------------------------
 Eli Lilly & Co.                                      660,500
37,357,880
--------------------------------------------------------------------------------
 Forest
 Laboratories, Inc. 1                                 668,900
33,311,220
--------------------------------------------------------------------------------
 Johnson & Johnson                                  2,353,768
123,455,132
--------------------------------------------------------------------------------
 Merck & Co., Inc.                                  2,987,100
157,569,525
--------------------------------------------------------------------------------
 Pfizer, Inc.                                       7,048,325
210,181,051
--------------------------------------------------------------------------------
 Pharmaceutical
 Resources, Inc. 1                                     89,500
3,351,775
--------------------------------------------------------------------------------
 Pharmacia Corp.                                    1,625,300
67,157,396
--------------------------------------------------------------------------------
 Schering-Plough Corp.                                515,500
9,289,310
--------------------------------------------------------------------------------
 Taro Pharmaceutical
 Industries Ltd. 1                                    204,100
7,494,552

-------------

713,055,321

--------------------------------------------------------------------------------
 Industrials--8.9%
--------------------------------------------------------------------------------
 Aerospace & Defense--2.0%
 Boeing Co.                                         1,862,200
51,322,232
--------------------------------------------------------------------------------
 Goodrich Corp.                                     1,048,900
16,121,593
--------------------------------------------------------------------------------
 Honeywell
 International, Inc.                                2,185,900
50,035,251
--------------------------------------------------------------------------------
 InVision
 Technologies, Inc. 1                                 188,200
4,115,934
--------------------------------------------------------------------------------
 Lockheed Martin
 Corp.                                                256,400
11,722,608
--------------------------------------------------------------------------------
 Precision Castparts
 Corp.                                                 60,300
1,423,080
--------------------------------------------------------------------------------
 Raytheon Co.                                         293,400
7,945,272
--------------------------------------------------------------------------------
 Rockwell Collins, Inc.                               207,100
4,069,515
--------------------------------------------------------------------------------
 United Technologies
 Corp.                                                874,400
51,222,352

-------------

197,977,837

--------------------------------------------------------------------------------
 Air Freight & Couriers--0.7%
 FedEx Corp.                                        1,042,100
53,563,940
--------------------------------------------------------------------------------
 United Parcel Service,
 Inc., Cl. B                                          303,000
17,434,620

-------------

70,998,560

                       14 | OPPENHEIMER MAIN STREET FUND

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Building Products--0.3%
 Lennox
 International, Inc.                                   43,800      $
585,168
--------------------------------------------------------------------------------
 Masco Corp.                                        1,725,500
31,714,690

-------------

32,299,858

--------------------------------------------------------------------------------
 Commercial Services & Supplies--1.4%
 Arbitron, Inc. 1                                      28,100
875,877
--------------------------------------------------------------------------------
 Convergys Corp. 1                                    476,500
5,860,950
--------------------------------------------------------------------------------
 Deluxe Corp.                                         313,600
12,638,080
--------------------------------------------------------------------------------
 First Data Corp.                                   1,255,300
43,496,145
--------------------------------------------------------------------------------
 H&R Block, Inc.                                    1,007,200
40,862,104
--------------------------------------------------------------------------------
 Harland (John H.) Co.                                127,400
2,927,652
--------------------------------------------------------------------------------
 ITT Educational
 Services, Inc. 1                                     121,600
3,277,120
--------------------------------------------------------------------------------
 Pittston Brink's Group                                57,900
820,443
--------------------------------------------------------------------------------
 Right Management
 Consultants, Inc. 1                                   33,750
396,563
--------------------------------------------------------------------------------
 Sabre Holdings Corp. 1                               181,900
3,012,264
--------------------------------------------------------------------------------
 Viad Corp.                                           134,600
2,813,140
--------------------------------------------------------------------------------
 Waste
 Management, Inc.                                     751,500
14,954,850

-------------

131,935,188

--------------------------------------------------------------------------------
 Construction & Engineering--0.0%
 EMCOR Group, Inc. 1                                   33,700
1,627,710
--------------------------------------------------------------------------------
 Electrical Equipment--0.2%
 Cooper Industries
 Ltd., Cl. A                                           14,100
533,685
--------------------------------------------------------------------------------
 Emerson Electric Co.                                 168,500
7,931,295
--------------------------------------------------------------------------------
 Energizer Holdings, Inc. 1                            76,200
2,023,110
--------------------------------------------------------------------------------
 Molex, Inc., Cl. A                                   299,600
5,692,400
--------------------------------------------------------------------------------
 Rockwell
 Automation, Inc.                                      10,000
230,100

-------------

16,410,590

--------------------------------------------------------------------------------
 Industrial Conglomerates--2.8%
 3M Co.                                               442,300
55,451,151
--------------------------------------------------------------------------------
 Carlisle Cos., Inc.                                   57,600
2,454,336
--------------------------------------------------------------------------------
 General Electric Co.                               8,971,100
215,754,955

-------------

273,660,442

--------------------------------------------------------------------------------
 Machinery--0.6%
 Cummins, Inc.                                         26,600
637,602
--------------------------------------------------------------------------------
 Deere & Co.                                          495,300
20,495,514

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Machinery Continued
 Eaton Corp.                                          151,000      $
10,713,450
--------------------------------------------------------------------------------
 EnPro Industries, Inc. 1                              99,080
395,329
--------------------------------------------------------------------------------
 Ingersoll-Rand Co.,
 Cl. A                                                559,600
22,076,220
--------------------------------------------------------------------------------
 ITT Industries, Inc.                                 102,000
5,735,460
--------------------------------------------------------------------------------
 Oshkosh Truck Corp.                                    8,700
531,570
--------------------------------------------------------------------------------
 Pentair, Inc.                                         31,900
1,159,565
--------------------------------------------------------------------------------
 Timken Co.                                            91,500
1,466,745

-------------

63,211,455

--------------------------------------------------------------------------------
 Road & Rail--0.9%
 Burlington Northern
 Santa Fe Corp.                                       663,500
16,587,500
--------------------------------------------------------------------------------
 CNF Transportation,
 Inc.                                                  28,000
805,560
--------------------------------------------------------------------------------
 CSX Corp.                                            662,700
17,800,122
--------------------------------------------------------------------------------
 Hunt (J.B.) Transport
 Services, Inc. 1                                      54,200
1,330,068
--------------------------------------------------------------------------------
 Norfolk Southern Corp.                             1,436,700
27,383,502
--------------------------------------------------------------------------------
 Roadway Corp.                                        109,800
3,392,820
--------------------------------------------------------------------------------
 Ryder Systems, Inc.                                  116,300
2,638,847
--------------------------------------------------------------------------------
 Union Pacific Corp.                                  323,400
17,848,446

-------------

87,786,865

--------------------------------------------------------------------------------
 Information Technology--10.6%
--------------------------------------------------------------------------------
 Communications Equipment--1.1%
 Cisco Systems, Inc. 1                              4,091,800
57,203,364
--------------------------------------------------------------------------------
 Motorola, Inc.                                     5,988,300
50,421,486

-------------

107,624,850

--------------------------------------------------------------------------------
 Computers & Peripherals--3.3%
 Dell Computer Corp. 1                              3,008,100
81,098,376
--------------------------------------------------------------------------------
 EMC Corp. 1                                        5,716,300
42,243,457
--------------------------------------------------------------------------------
 International Business
 Machines Corp.                                     1,849,700
144,184,115
--------------------------------------------------------------------------------
 Lexmark International,
 Inc., Cl. A 1                                        496,200
30,967,842
--------------------------------------------------------------------------------
 Maxtor Corp. 1                                        63,500
381,000
--------------------------------------------------------------------------------
 Seagate Technology
 International, Inc.,
 Escrow Shares 1,2
903,300                --
--------------------------------------------------------------------------------
 Storage Technology
 Corp. 1                                               36,100
834,993

                       15 | OPPENHEIMER MAIN STREET FUND

STATMENT OF INVESTMENTS Unaudited / Continued

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Computers & Peripherals Continued
 Sun Microsystems,
 Inc. 1                                             8,215,500      $
28,261,320

-------------

327,971,103

--------------------------------------------------------------------------------
 Electronic Equipment & Instruments--0.2%
 Avnet, Inc. 1                                        547,300
5,637,190
--------------------------------------------------------------------------------
 Benchmark
 Electronics, Inc. 1                                  340,800
11,873,472
--------------------------------------------------------------------------------
 Solectron Corp. 1                                    637,900
2,009,385

-------------

19,520,047

--------------------------------------------------------------------------------
 Internet Software & Services--0.1%
 Yahoo!, Inc. 1                                       646,200
13,473,270
--------------------------------------------------------------------------------
 IT Consulting & Services--0.2%
 Cognizant Technology
 Solutions Corp. 1                                    213,757
15,005,741
--------------------------------------------------------------------------------
 Sungard Data
 Systems, Inc. 1                                       13,700
269,616

-------------

15,275,357

--------------------------------------------------------------------------------
 Office Electronics--0.3%
 Ikon Office
 Solutions, Inc.                                      166,700
1,168,567
--------------------------------------------------------------------------------
 Xerox Corp. 1                                      3,382,300
30,440,700

-------------

31,609,267

--------------------------------------------------------------------------------
 Semiconductor Equipment & Products--1.7%
 Atmel Corp. 1                                      1,151,100
2,025,936
--------------------------------------------------------------------------------
 Cabot
 Microelectronics
 Corp. 1                                                9,700
407,400
--------------------------------------------------------------------------------
 Cypress Semiconductor
 Corp. 1                                              198,200
1,270,462
--------------------------------------------------------------------------------
 Integrated Device
 Technology, Inc. 1                                   138,900
1,208,430
--------------------------------------------------------------------------------
 Intel Corp.                                        8,694,700
149,983,575
--------------------------------------------------------------------------------
 Silicon
 Laboratories, Inc. 1                                 257,200
6,975,264

-------------

161,871,067

--------------------------------------------------------------------------------
 Software--3.7%
 Amdocs Ltd. 1                                        791,700
10,395,021
--------------------------------------------------------------------------------
 Cadence Design
 Systems, Inc. 1                                       24,300
257,337
--------------------------------------------------------------------------------
 Citrix Systems, Inc. 1                               319,200
3,830,400
--------------------------------------------------------------------------------
 Electronic Arts, Inc. 1                              686,500
36,247,200

                                                                   Market
Value
                                                       Shares        See
Note 1
--------------------------------------------------------------------------------
 Software Continued
 FactSet Research
 Systems, Inc.                                         61,400      $
1,571,226
--------------------------------------------------------------------------------
 Microsoft Corp.                                    9,502,000
225,197,400
--------------------------------------------------------------------------------
 Oracle Corp. 1                                     5,382,100
64,369,916
--------------------------------------------------------------------------------
 Sybase, Inc. 1                                       141,400
2,077,166
--------------------------------------------------------------------------------
 Symantec Corp. 1                                      90,000
3,642,300
--------------------------------------------------------------------------------
 Take-Two Interactive
 Software, Inc. 1                                     499,800
10,450,818

-------------

358,038,784

--------------------------------------------------------------------------------
 Materials--3.5%
--------------------------------------------------------------------------------
 Chemicals--1.3%
 Air Products &
 Chemicals, Inc.                                       17,800
689,928
--------------------------------------------------------------------------------
 Dow Chemical Co.                                   1,093,100
29,841,630
--------------------------------------------------------------------------------
 Du Pont (E.I.) de
 Nemours & Co.                                      1,005,682
36,878,359
--------------------------------------------------------------------------------
 Georgia Gulf Corp.                                    10,400
198,016
--------------------------------------------------------------------------------
 Hercules, Inc. 1                                      21,300
171,039
--------------------------------------------------------------------------------
 IMC Global, Inc.                                     465,100
4,097,531
--------------------------------------------------------------------------------
 International Flavors
 & Fragrances, Inc.                                   569,100
17,846,976
--------------------------------------------------------------------------------
 OM Group, Inc.                                       117,800
996,588
--------------------------------------------------------------------------------
 PPG Industries, Inc.                                 474,500
22,016,800
--------------------------------------------------------------------------------
 Praxair, Inc.                                         86,000
4,545,100
--------------------------------------------------------------------------------
 Rohm & Haas Co.                                      236,200
6,741,148

-------------

124,023,115

--------------------------------------------------------------------------------
 Containers & Packaging--0.3%
 Ball Corp.                                           435,800
23,219,424
--------------------------------------------------------------------------------
 Crown Holdings, Inc. 1                               304,300
1,740,596
--------------------------------------------------------------------------------
 Owens-Illinois, Inc. 1                                86,300
776,700
--------------------------------------------------------------------------------
 Sealed Air Corp. 1                                    53,400
1,936,818
--------------------------------------------------------------------------------
 Temple-Inland, Inc.                                   31,200
1,307,280

-------------

28,980,818

--------------------------------------------------------------------------------
 Metals & Mining--1.1%
 AK Steel Holding Corp. 1                              12,500
68,625
--------------------------------------------------------------------------------
 Alcan, Inc.                                        1,299,400
36,928,948
--------------------------------------------------------------------------------
 Alcoa, Inc.                                        1,815,700
37,221,850
--------------------------------------------------------------------------------
 Barrick Gold Corp.                                   909,300
14,657,916
--------------------------------------------------------------------------------
 Newmont Mining
 Corp. (Holding Co.)                                  722,100
19,734,993

                       16 | OPPENHEIMER MAIN STREET FUND

                                                                  Market
Value
                                                      Shares        See
Note 1
--------------------------------------------------------------------------------
 Metals & Mining Continued
 Quanex Corp.                                          17,800   $
562,480

--------------

109,174,812

--------------------------------------------------------------------------------
 Paper & Forest Products--0.8%
 Boise Cascade Corp.                                   49,900
1,203,588
--------------------------------------------------------------------------------
 International
 Paper Co.                                          1,135,200
39,766,056
--------------------------------------------------------------------------------
 Weyerhaeuser Co.                                     855,200
42,631,720

----------------

83,601,364

--------------------------------------------------------------------------------
 Telecommunication Services--4.0%
--------------------------------------------------------------------------------
 Diversified Telecommunication Services--3.5%
 BellSouth Corp.                                    3,702,000
80,222,340
--------------------------------------------------------------------------------
 Citizens
 Communications Co. 1                                  12,200
119,682
--------------------------------------------------------------------------------
 SBC Communications,
 Inc.                                               5,527,300
114,967,840
--------------------------------------------------------------------------------
 Sprint Corp.
 (Fon Group)                                        1,699,200
21,579,840
--------------------------------------------------------------------------------
 Verizon
 Communications, Inc.                               3,673,910
127,043,808

----------------

343,933,510

--------------------------------------------------------------------------------
 Wireless Telecommunication Services--0.5%
 AT&T Corp.                                         2,631,120
48,780,965
--------------------------------------------------------------------------------
 Utilities--3.0%
--------------------------------------------------------------------------------
 Electric Utilities--2.9%
 CenterPoint Energy, Inc.                               1,000
4,650
--------------------------------------------------------------------------------
 Consolidated Edison
 Co. of New York, Inc.                                141,300
5,510,700
--------------------------------------------------------------------------------
 Constellation Energy
 Group, Inc.                                          794,300
20,826,546
--------------------------------------------------------------------------------
 DTE Energy Co.                                       204,900
8,491,056
--------------------------------------------------------------------------------
 Duke Energy Corp.                                    532,300
7,191,373
--------------------------------------------------------------------------------
 Edison International 1                               312,000
3,856,320
--------------------------------------------------------------------------------
 Entergy Corp.                                        942,100
42,912,655
--------------------------------------------------------------------------------
 Exelon Corp.                                       1,453,075
71,418,636
--------------------------------------------------------------------------------
 FirstEnergy Corp.                                  1,516,700
44,742,650
--------------------------------------------------------------------------------
 FPL Group, Inc.                                      796,000
44,583,960
--------------------------------------------------------------------------------
 PG&E Corp. 1                                         336,100
4,285,275
--------------------------------------------------------------------------------
 Progress Energy, Inc.                                490,400
19,076,560
--------------------------------------------------------------------------------
 Progress Energy, Inc.,
 Contingent Value
 Obligation 1,2                                       700,000
87,500
--------------------------------------------------------------------------------
 Puget Energy, Inc.                                    18,800
380,512

                                                                  Market
Value
                                                      Shares        See
Note 1
--------------------------------------------------------------------------------
 Electric Utilities Continued
 Southern Co.                                         343,800   $
9,698,598
--------------------------------------------------------------------------------
 Texas Genco
 Holdings, Inc.                                        41,120
674,368
--------------------------------------------------------------------------------
 Wisconsin Energy
 Corp.                                                288,700
6,596,795

----------------

290,338,154

--------------------------------------------------------------------------------
 Gas Utilities--0.1%
 Kinder Morgan
 Management LLC                                       199,418
6,365,423
--------------------------------------------------------------------------------
 Nicor, Inc.                                           89,000
2,678,010

----------------

9,043,433
--------------------------------------------------------------------------------
 Total Common Stocks
 (Cost $9,925,715,729)
9,641,404,513

--------------------------------------------------------------------------------
 Preferred Stocks--0.0%
 Wachovia Corp., Dividend
 Equalization Preferred
 Shares 1,2 (Cost $0)                                 100,000
10,000

                                                        Units
--------------------------------------------------------------------------------
 Rights, Warrants and Certificates--0.1%
 Dime Bancorp, Inc.
 Wts., Exp. 1/2/10 1                                  500,000
60,000
--------------------------------------------------------------------------------
 Paramount Energy
 Trust Rts., Exp. 3/10/03 1                           908,352
5,152,084

----------------
 Total Rights, Warrants
 and Certificates
 (Cost $3,125,384)
5,212,084

                                                    Principal
                                                       Amount
--------------------------------------------------------------------------------
 Short-Term Notes--0.7%
 Fairway Finance Corp.,
 1.35%, 3/3/03                                 $   18,790,000
18,788,591
--------------------------------------------------------------------------------
 Neptune Funding Corp.:
 1.31%, 3/21/03                                    25,000,000
24,981,806
 1.75%, 3/3/03                                     23,367,000
23,365,286

----------------
 Total Short-Term Notes
 (Cost $67,135,683)
67,135,683

                       17 | OPPENHEIMER MAIN STREET FUND

STATMENT OF INVESTMENTS Unaudited / Continued

                                                    Principal      Market
Value
                                                       Amount        See
Note 1
--------------------------------------------------------------------------------
 Joint Repurchase Agreements--0.6%

 Undivided interest of 16.58% in joint
 repurchase agreement (Market Value
 $378,392,000) with Banc One Capital
 Markets, Inc., 1.31%, dated 2/28/03,
 to be repurchased at $62,728,847 on
 3/3/03, collateralized by U.S. Treasury
 Nts., 3%--5.625%, 8/31/03--5/15/08,
 with a value of $346,658,393 and U.S.
 Treasury Bonds, 3.625%, 3/31/04,
 with a value of $39,549,064
 (Cost $62,722,000)                             $62,722,000      $
62,722,000
--------------------------------------------------------------------------------
 Total Investments,
 at Value
 (Cost $10,058,698,795)                                99.7%
9,776,484,280
--------------------------------------------------------------------------------
 Other Assets
 Net of Liabilities                                     0.3
29,943,298

--------------------------------
 Net Assets                                           100.0%
$9,806,427,578

================================

Footnotes to Statement of Investments
1. Non-income producing security.
2. Identifies issues considered to be illiquid--See Note 6 of Notes to
Financial
Statements.
3. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended February 28,
2003.
The aggregate fair value of securities of affiliated companies held by the
Fund
as of February 28, 2003 amounts to $38,856,303. Transactions during the period
in which the issuer was an affiliate are as follows:

Unrealized
                                  Shares        Gross
Gross              Shares    Appreciation   Dividend        Realized
                         August 31, 2002    Additions     Reductions
February 28, 2003  (Depreciation)     Income     Gain (Loss)
------------------------------------------------------------------------------------------------------------------------------------

Stocks and/or Warrants
Canadian 88 Energy Corp.       6,539,500           --
1,000,000           5,539,500    $ (8,153,135)  $     --   $  (1,813,839)
Frontier Oil Corp.             1,856,000           --
(13,900)          1,842,100      20,196,626    184,660         122,826

----------------------------------------

$ 12,043,491   $184,660   $  (1,691,013)

----------------------------------------

See accompanying Notes to Financial Statements.

                       18 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF ASSETS AND LIABILITIES Unaudited

 February 28, 2003
------------------------------------------------------------------------------------------------------
 Assets

 Investments, at value--see accompanying statement:
 Unaffiliated companies (cost
$10,031,885,983)                                     $    9,737,627,977
 Affiliated companies (cost
$26,812,812)                                                   38,856,303

-------------------

9,776,484,280
------------------------------------------------------------------------------------------------------

Cash
4,572,663
------------------------------------------------------------------------------------------------------
 Receivables and other assets:
 Investments
sold
42,021,227
 Interest and
dividends
20,595,093
 Shares of capital stock
sold                                                              10,665,631

Other
342,296

-------------------
 Total
assets
9,854,681,190

------------------------------------------------------------------------------------------------------
 Liabilities

 Payables and other liabilities:
 Shares of capital stock
redeemed                                                          21,277,822
 Investments
purchased
17,904,380
 Distribution and service plan
fees                                                         4,013,665
 Shareholder
reports
2,531,813
 Transfer and shareholder servicing agent
fees                                              2,222,564
 Directors'
compensation
34,497

Other
268,871

-------------------
 Total
liabilities
48,253,612

------------------------------------------------------------------------------------------------------
 Net
Assets
$    9,806,427,578

===================

------------------------------------------------------------------------------------------------------
 Composition of Net Assets

 Par value of shares of capital
stock                                              $        3,972,227
------------------------------------------------------------------------------------------------------
 Additional paid-in
capital
12,598,097,366
------------------------------------------------------------------------------------------------------
 Undistributed net investment
income                                                        9,180,270
------------------------------------------------------------------------------------------------------
 Accumulated net realized loss on investments and foreign currency
transactions        (2,522,607,770)
------------------------------------------------------------------------------------------------------
 Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign
currencies                                       (282,214,515)

-------------------
 Net
Assets
$    9,806,427,578

===================

                       19 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF ASSETS AND LIABILITIES Unaudited/Continued

--------------------------------------------------------------------------------
 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $5,763,311,314 and 230,921,667 shares of capital stock
outstanding)                                  $24.96
 Maximum offering price per share (net asset value plus sales charge of
5.75% of offering price)      $26.48
------------------------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $2,744,808,307 and 113,129,853 shares of capital stock
outstanding)                                  $24.26
------------------------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $1,022,415,097 and 42,129,345 shares of capital stock
outstanding)                                   $24.27
------------------------------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
$57,879,355
 and 2,337,538 shares of capital stock
outstanding)                                                   $24.76
------------------------------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share (based on net
 assets of $218,013,505 and 8,704,343 shares of capital stock
outstanding)                            $25.05

 See accompanying Notes to Financial Statements.

                       20 | OPPENHEIMER MAIN STREET FUND

STATEMENT OF OPERATIONS Unaudited

 For the Six Months Ended February 28, 2003
--------------------------------------------------------------------------------------------------
 Investment Income

 Dividends:
 Unaffiliated companies (net of foreign withholding taxes of
$147,180)            $   102,608,014
 Affiliated
companies
184,660
--------------------------------------------------------------------------------------------------

Interest
1,483,161

----------------
 Total investment
income
104,275,835

--------------------------------------------------------------------------------------------------
 Expenses

 Management
fees
23,923,410
--------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class
A
7,404,277
 Class
B
15,256,452
 Class
C
5,471,807
 Class
N
129,571
--------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class
A
6,774,798
 Class
B
4,892,064
 Class
C
1,321,105
 Class
Y
497,052
--------------------------------------------------------------------------------------------------
 Shareholder
reports
1,913,244
--------------------------------------------------------------------------------------------------
 Custodian fees and
expenses
134,963
--------------------------------------------------------------------------------------------------
 Directors'
compensation
109,719
--------------------------------------------------------------------------------------------------

Other
581,295

----------------
 Total
expenses
68,409,757
 Less reduction to custodian
expenses                                                      (8,743)
 Less voluntary waiver of transfer and shareholder servicing agent
fees--Class Y         (115,775)

----------------
 Net
expenses
68,285,239

--------------------------------------------------------------------------------------------------
 Net Investment
Income
35,990,596

--------------------------------------------------------------------------------------------------
 Realized and Unrealized Gain (Loss)

 Net realized loss on:
 Investments:
   Unaffiliated
companies
(744,258,777)
   Affiliated
companies
(1,691,013)
 Foreign currency
transactions
(1,218,409)

----------------
 Net realized
loss
(747,168,199)

--------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:

Investments
(426,197,058)
 Translation of assets and liabilities denominated in foreign
currencies                4,561,378

----------------
 Net
change
(421,635,680)

----------------
 Net realized and unrealized
loss                                                  (1,168,803,879)

--------------------------------------------------------------------------------------------------
 Net Decrease in Net Assets Resulting from
Operations                             $(1,132,813,283)

----------------

 See accompanying Notes to Financial Statements.

                       21 | OPPENHEIMER MAIN STREET FUND

STATEMENTS OF CHANGES IN NET ASSETS

                                                                  Six
Months                   Year

Ended                  Ended
                                                           February 28,
2003             August 31,

(Unaudited)                   2002
----------------------------------------------------------------------------------------------------
 Operations

 Net investment income                                       $
35,990,596        $    24,095,867
----------------------------------------------------------------------------------------------------
 Net realized loss
(747,168,199)        (1,063,797,316)
----------------------------------------------------------------------------------------------------
 Net change in unrealized depreciation
(421,635,680)          (813,793,592)
 Net decrease in net assets resulting from operations
(1,132,813,283)        (1,853,495,041)

----------------------------------------------------------------------------------------------------
 Dividends and/or Distributions to Shareholders

 Dividends from net investment income:
 Class A
(44,773,395)           (15,028,867)
 Class B
--                     --
 Class C
--                     --
 Class N
(497,142)               (58,345)
 Class Y
(1,922,981)              (828,141)
----------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A
--            (12,132,399)
 Class B
--             (8,545,003)
 Class C
--             (2,567,066)
 Class N
--                (25,114)
 Class Y
--               (369,634)

----------------------------------------------------------------------------------------------------
 Capital Stock Transactions

 Net increase (decrease) in net assets resulting from capital stock transactions:
 Class A
5,837,150            148,547,544
 Class B
(424,852,216)        (1,269,705,682)
 Class C
(54,327,404)          (160,436,307)
 Class N
19,939,315             41,677,838
 Class Y
17,775,801             34,202,372

----------------------------------------------------------------------------------------------------
 Net Assets

 Total decrease
(1,615,634,155)        (3,098,763,845)
----------------------------------------------------------------------------------------------------
 Beginning of period
11,422,061,733         14,520,825,578

-----------------------------------------
 End of period [including undistributed net investment
 income of $9,180,270 and $20,383,192, respectively]         $
9,806,427,578        $11,422,061,733

=========================================

 See accompanying Notes to Financial Statements.

                       22 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS

                                              Six
Months                                                              Year

Ended                                                             Ended
                                       February 28,
2003                                                        August 31,
 Class A                                     (Unaudited)
2002        2001        2000        1999          1998
----------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period            $ 27.90         $
32.15     $ 45.41     $ 42.89     $ 32.32       $ 33.87
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                               .13
..16         .14         .21         .19           .29
 Net realized and unrealized gain (loss)           (2.88)
(4.29)     (11.18)       6.79       12.03           .99

------------------------------------------------------------------------------
 Total from investment operations                  (2.75)
(4.13)     (11.04)       7.00       12.22          1.28
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income               (.19)
(.07)       (.12)         --        (.15)         (.33)
 Distributions from net realized gain                 --
(.05)      (2.10)      (4.48)      (1.50)        (2.50)

------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                    (.19)
(.12)      (2.22)      (4.48)      (1.65)        (2.83)
----------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                   $24.96
$27.90      $32.15      $45.41      $42.89        $32.32

==============================================================================

----------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                (9.89)%
(12.90)%     (24.85)%     17.74%      38.62%         3.68%

----------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period
 (in thousands)                               $5,763,311      $6,443,983
$7,320,747  $9,264,943  $7,723,607    $4,932,817
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)            $6,094,340      $7,203,226
$7,954,409  $8,428,173  $6,721,568    $5,184,111
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                              1.01%
0.52%       0.47%       0.54%       0.50%         0.83%
 Expenses                                           0.98%
0.99%       0.86%       0.90%       0.91%         0.90% 3
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                              48%
78%         76%         73%         72%           81%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       23 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS Continued

                                             Six
Months                                                                 Year

Ended                                                                Ended
                                      February 28,
2003                                                           August 31,
 Class B                                    (Unaudited)
2002          2001          2000          1999          1998
------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating
Data

 Net asset value, beginning of period          $ 27.04       $ 31.34
$ 44.50       $ 42.42       $ 32.07       $ 33.66
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income (loss)                     (.06)
(.20)         (.13)         (.08)         (.08)          .04
 Net realized and unrealized gain (loss)         (2.72)        (4.05)
(10.93)         6.64         11.93           .96

-------------------------------------------------------------------------------
 Total from investment operations                (2.78)        (4.25)
(11.06)         6.56         11.85          1.00
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income               --
--            --            --            --          (.09)
 Distributions from net realized gain               --
(.05)        (2.10)        (4.48)        (1.50)        (2.50)

-------------------------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                    --
(.05)        (2.10)        (4.48)        (1.50)        (2.59)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $24.26        $27.04
$31.34        $44.50        $42.42        $32.07

===============================================================================

------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1             (10.28)%      (13.58)%
(25.39)%       16.84%        37.62%         2.86%

------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental
Data

 Net assets, end of
period
 (in thousands)                             $2,744,808    $3,510,800
$5,404,510    $8,367,040    $7,072,718    $4,168,498
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $3,072,357    $4,607,653
$6,630,335    $7,628,232    $5,930,303    $4,122,775
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:
2
 Net investment income (loss)                     0.16%
(0.25)%       (0.29)%       (0.22)%       (0.26)%        0.06%
 Expenses                                         1.83%
1.75%         1.61%         1.66%         1.66%         1.66% 3
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            48%
78%           76%           73%           72%           81%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       24 | OPPENHEIMER MAIN STREET FUND

                                         Six
Months
Year

Ended
Ended
                                  February 28,
2003
August 31,
 Class C                                (Unaudited)
2002              2001           2000           1999          1998
---------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period       $ 27.03       $ 31.33
$ 44.50        $ 42.41        $ 32.07       $ 33.64
---------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                   .01
(.11)             (.11)          (.08)          (.09)          .03
 Net realized and unrealized gain (loss)      (2.77)
(4.14)           (10.96)          6.65          11.93           .98

-------------------------------------------------------------------------------------
 Total from investment operations             (2.76)
(4.25)           (11.07)          6.57          11.84          1.01
---------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income            --
--                --             --             --          (.08)
 Distributions from net realized gain            --
(.05)            (2.10)         (4.48)         (1.50)        (2.50)

-------------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                 --
(.05)            (2.10)         (4.48)         (1.50)        (2.58)
---------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period              $24.27
$27.03            $31.33         $44.50         $42.41        $32.07

=====================================================================================

---------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1          (10.21)%
(13.58)%          (25.42)%        16.87%         37.59%         2.91%

---------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period
 (in thousands)                          $1,022,415    $1,198,517
$1,562,452     $2,213,568     $1,850,787    $1,144,692
---------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)       $1,102,458    $1,432,566
$1,825,540     $2,004,263     $1,583,189    $1,184,355
---------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income (loss)                  0.24%
(0.24)%           (0.29)%        (0.23)%        (0.25)%        0.07%
 Expenses                                      1.75%
1.75%             1.61%          1.67%          1.66%         1.65% 3
---------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                         48%
78%               76%            73%            72%           81%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                       25 | OPPENHEIMER MAIN STREET FUND

FINANCIAL HIGHLIGHTS Continued

                                                           Six
Months                               Year

Ended                              Ended
                                                    February 28,
2003                         August 31,
 Class N
(Unaudited)               2002          2001 1
----------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period                         $
27.72            $ 32.09         $ 34.36
----------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income
..14                .12             .02
 Net realized and unrealized loss
(2.86)             (4.31)          (2.29)

--------------------------------------------
 Total from investment operations
(2.72)             (4.19)          (2.27)
----------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income
(.24)              (.13)             --
 Distributions from net realized gain
--               (.05)             --

--------------------------------------------
 Total dividends and/or distributions to shareholders
(.24)              (.18)             --
----------------------------------------------------------------------------------------------------------
 Net asset value, end of period
$24.76             $27.72          $32.09

============================================

----------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2
(9.86)%           (13.15)%         (6.61)%

----------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)
$57,879            $43,464          $7,641
----------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)
$52,337            $28,141          $2,672
----------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income
1.06%              0.28%           0.36%
 Expenses
1.01%              1.24%           1.16%
----------------------------------------------------------------------------------------------------------
 Portfolio turnover rate
48%                78%             76%

1. For the period from March 1, 2001 (inception of offering) to August 31,
2001.
2. Assumes an investment on the business day before the first day of the fiscal
period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
net asset value calculated on the last business day of the fiscal period.
Sales
charges are not reflected in the total returns. Total returns are not annualized
for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                       26 | OPPENHEIMER MAIN STREET FUND

                                               Six
Months
Year

Ended
Ended
                                        February 28,
2003                                                              August 31,
 Class Y                                      (Unaudited)
2002          2001           2000         1999        1998
-----------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period             $ 28.02           $
32.28       $ 45.64        $ 43.00      $ 32.38     $ 33.94
-----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                .13
..19           .17            .24          .24         .38
 Net realized and unrealized gain (loss)            (2.86)
(4.28)       (11.22)          6.88        12.07         .97

----------------------------------------------------------------------------------
 Total from investment operations                   (2.73)
(4.09)       (11.05)          7.12        12.31        1.35
-----------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                (.24)
(.12)         (.21)            --         (.19)       (.41)
 Distributions from net realized gain                  --
(.05)        (2.10)         (4.48)       (1.50)      (2.50)

----------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                     (.24)
(.17)        (2.31)         (4.48)       (1.69)      (2.91)
-----------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                    $25.05
$28.02        $32.28         $45.64       $43.00      $32.38

==================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                 (9.81)%
(12.74)%      (24.76)%        18.00%       38.84%       3.88%

-----------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)        $218,014
$225,298      $225,475       $260,289     $148,397     $53,063
-----------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)               $218,047
$227,835      $239,222       $205,586     $ 99,155     $36,554
-----------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                               1.14%
0.74%         0.60%          0.77%        0.63%       1.02%
 Expenses                                            0.97%
0.92%         0.79% 3        0.66%        0.77%       0.67% 4
 Expenses, net of reduction to custodian
 expenses and/or voluntary waiver of
 transfer agent fees                                 0.86%
0.78%         0.73%          0.66%        0.77%       0.67%
-----------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                               48%
78%           76%            73%          72%         81%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the
last business day of the fiscal period. Sales charges are not reflected in the
total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Added since August 31, 2001 to reflect expenses before reduction to custodian
expenses and voluntary waiver of transfer agent fees.
4. Expense ratio has been calculated without adjustment for the reduction to
custodian expenses.

See accompanying Notes to Financial Statements.

                       27 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS Unaudited

--------------------------------------------------------------------------------
 1. Significant Accounting Policies
 Oppenheimer Main Street Growth & Income Fund (the Fund) is a separate series of
 Oppenheimer Main Street Funds, Inc., an open-end management investment company
 registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high total return. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class
 A shares are sold at their offering price, which is normally net asset value
 plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred
 sales charge (CDSC). Class N shares are sold only through retirement plans.
 Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without
 either a front-end sales charge or a CDSC. All classes of shares have identical
 rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class
Y
 shares. Class B shares will automatically convert to Class A shares six years
 after the date of purchase.
    The following is a summary of significant accounting policies consistently
 followed by the Fund.
--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock
Exchanges
 or other domestic or foreign exchanges are valued based on the last sale price
 of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last
 sale price on the prior trading day, if it is within the spread of the closing
 bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio
 pricing service authorized by the Board of Directors, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures
 under the supervision of the Board of Directors. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at
 amortized cost (which approximates market value).
--------------------------------------------------------------------------------
 Foreign Currency Translation. The accounting records of the Fund are maintained
 in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related
 to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such
 transactions.
    The effect of changes in foreign currency exchange rates on investments is
 separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains
 and losses in the Fund's Statement of Operations.

                       28 | OPPENHEIMER MAIN STREET FUND

--------------------------------------------------------------------------------
 Joint Repurchase Agreements. The Fund, along with other affiliated funds of the
 Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank
 until the agreements mature. Each agreement requires that the market value of
 the collateral be sufficient to cover payments of interest and principal;
 however, in the event of default by the other party to the agreement, retention
 of the collateral may be subject to legal proceedings.
--------------------------------------------------------------------------------
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than
 those attributable to a specific class), gains and losses are allocated daily
 to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
 Therefore, no federal income or excise tax provision is required.
    As of February 28, 2003, the Fund had available for federal income tax purposes an estimated unused capital loss carryforward of $2,455,015,051.
This
 estimated capital loss carryforward represents the carryforward as of the end
 of the last fiscal year, increased for losses deferred under tax accounting rules for the current fiscal year and is increased or decreased by capital losses or gains realized in the first six months of the current fiscal year.
 During the period, the Fund used $0 of carryforward to offset capital gains realized.

 As of August 31, 2002, the Fund had available for federal income tax purposes
 an unused capital loss carryforward as follows:

                              Expiring
                              ---------------------------
                              2010           $878,523,150

--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations,
 are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net
investment
 income (loss) and net realized gain (loss) may differ for financial statement
 and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net
 investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed
 may differ from the fiscal year in which the income or net realized gain was
 recorded by the Fund.

                       29 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS Unaudited / Continued

--------------------------------------------------------------------------------
 1. Significant Accounting Policies Continued
 The tax character of distributions paid during the six months ended
February
 28, 2003 and the year ended August 31, 2002 was as follows:

                                      Six Months Ended          Year Ended
                                     February 28, 2003     August 31, 2002
            ---------------------------------------------------------------
            Distributions paid from:
            Ordinary income              $  47,193,394       $  15,915,353
            Long-term capital gain                  --          23,639,216
            Return of capital                       --                  --
                                         ----------------------------------
            Total                        $  47,193,394         $39,554,569
                                         ==================================

--------------------------------------------------------------------------------
 Investment Income. Dividend income is recorded on the ex-dividend date or upon
 ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
 Security Transactions. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting
 principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts
 of assets and liabilities and disclosure of contingent assets and liabilities
 at the date of the financial statements and the reported amounts of income
and
 expenses during the reporting period. Actual results could differ from those
 estimates.

--------------------------------------------------------------------------------
 2. Shares of Capital Stock
 The Fund has authorized 840 million shares of $.01 par value capital stock of
 each class. Transactions in shares of capital stock were as follows:

                          Six Months Ended February 28, 2003           Year
Ended August 31, 2002
                                  Shares              Amount
Shares              Amount
--------------------------------------------------------------------------------------------------

 Class A
 Sold                         27,202,970       $ 714,020,129
57,015,786     $ 1,776,402,610
 Dividends and/or
 distributions reinvested      1,539,851          40,960,087
761,969          24,779,385
 Redeemed                    (28,824,725)       (749,143,066)
(54,472,499)     (1,652,634,451)

---------------------------------------------------------------------
 Net increase (decrease)         (81,904)      $   5,837,150
3,305,256     $   148,547,544

=====================================================================

--------------------------------------------------------------------------------------------------
 Class B
 Sold                          6,657,449       $ 170,023,455
16,064,824     $   486,429,385
 Dividends and/or
 distributions reinvested             --                  --
241,561           7,655,080
 Redeemed                    (23,382,430)       (594,875,671)
(58,925,314)     (1,763,790,147)

---------------------------------------------------------------------
 Net decrease                (16,724,981)      $(424,852,216)
(42,618,929)    $(1,269,705,682)

=====================================================================

                       30 | OPPENHEIMER MAIN STREET FUND

                          Six Months Ended February 28, 2003           Year
Ended August 31, 2002
                                  Shares              Amount
Shares              Amount
--------------------------------------------------------------------------------------------------

 Class C
 Sold                          3,010,409       $  76,875,683
5,601,281       $ 168,931,421
 Dividends and/or
 distributions reinvested             --                  --
66,833           2,117,929
 Redeemed                     (5,216,399)       (131,203,087)
(11,204,768)       (331,485,657)

---------------------------------------------------------------------
 Net decrease                 (2,205,990)      $ (54,327,404)
(5,536,654)      $(160,436,307)

=====================================================================

--------------------------------------------------------------------------------------------------
 Class N
 Sold                          1,038,924       $  26,842,357
1,587,930       $  49,389,515
 Dividends and/or
 distributions reinvested         18,620             491,777
2,577              83,453
 Redeemed                       (288,080)         (7,394,819)
(260,531)         (7,795,130)

---------------------------------------------------------------------
 Net increase                    769,464       $  19,939,315
1,329,976       $  41,677,838

=====================================================================

--------------------------------------------------------------------------------------------------
 Class Y
 Sold                          2,096,524       $  55,190,273
3,654,159       $ 113,685,089
 Dividends and/or
 distributions reinvested         71,957           1,919,814
36,629           1,194,830
 Redeemed                     (1,504,059)        (39,334,286)
(2,635,983)        (80,677,547)

---------------------------------------------------------------------
 Net increase                    664,422       $  17,775,801
1,054,805       $  34,202,372

=====================================================================

--------------------------------------------------------------------------------
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other
 than short-term obligations, for the six months ended February 28, 2003, were
 $5,001,476,642 and $5,381,706,582, respectively.

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with
 the investment advisory agreement with the Fund which provides for a fee of
 0.65% of the first $200 million of average annual net assets of the Fund,
0.60%
 of the next $150 million, 0.55% of the next $150 million, and 0.45% of average
 annual net assets in excess of $500 million.

--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the
Fund. The
 Fund pays OFS a $19.75 per account fee.
    Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
 The Class Y shares are subject to the minimum fees in the event that the per
 account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent
 fees up to an annual rate of 0.35% of average annual net assets for all classes. This undertaking may be amended or withdrawn at any time.

                       31 | OPPENHEIMER MAIN STREET FUND

NOTES TO FINANCIAL STATEMENTS Unaudited / Continued

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates Continued
 Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public
 offering of the different classes of shares of the Fund.

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                      Aggregate        Class A
Concessions           Concessions          Concessions          Concessions
                      Front-End      Front-End           on Class
A            on Class B           on Class C           on Class N
                  Sales Charges  Sales Charges
Shares                Shares               Shares               Shares
 Six Months          on Class A    Retained by          Advanced
by           Advanced by          Advanced by          Advanced by
 Ended                   Shares    Distributor        Distributor 1
Distributor 1        Distributor 1        Distributor 1
-----------------------------------------------------------------------------------------------------------------------------------

 February 28, 2003   $4,641,326       $951,479
$439,255            $5,213,040             $575,599             $182,165

 1. The Distributor advances concession payments to dealers for certain sales of
 Class A shares and for sales of Class B, Class C and Class N shares from its
 own resources at the time of sale.

                                    Class A            Class B
Class C             Class N
                                 Contingent         Contingent
Contingent          Contingent
                                   Deferred           Deferred
Deferred            Deferred
                              Sales Charges      Sales Charges       Sales
Charges       Sales Charges
 Six Months                     Retained by        Retained by
Retained by         Retained by
 Ended                          Distributor        Distributor
Distributor         Distributor
-------------------------------------------------------------------------------------------------------

 February 28, 2003                  $63,906         $6,186,922
$55,902             $80,136

--------------------------------------------------------------------------------
 Service Plan for Class A Shares. The Fund has adopted a Service Plan for
Class
 A Shares. It reimburses the Distributor for a portion of its costs incurred for
 services provided to accounts that hold Class A shares. Reimbursement is made
 quarterly at an annual rate of up to 0.25% of the average annual net assets of
 Class A shares of the Fund. For the six months ended February 28, 2003, payments under the Class A Plan totaled $7,404,277, all of which were paid by
 the Distributor to recipients, and included $352,237 paid to an affiliate of
 the Manager. Any unreimbursed expenses the Distributor incurs with respect to
 Class A shares in any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
 Distribution and Service Plans for Class B, Class C and Class N Shares. The
 Fund has adopted Distribution and Service Plans for Class B, Class C and
Class
 N shares. Under the plans, the Fund pays the Distributor an annual asset-based
 sales charge of 0.75% per year on Class B shares and on Class C shares and the
 Fund pays the Distributor an annual asset-based sales charge of 0.25% per year
 on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

 Distribution fees paid to the Distributor for the six months ended
February 28,
 2003, were as follows:

Distributor's

Distributor's          Aggregate

Aggregate       Unreimbursed

Unreimbursed      Expenses as %
                        Total Payments          Amount
Retained               Expenses      of Net Assets
                            Under Plan           by Distributor
Under Plan           of Class
---------------------------------------------------------------------------------------------------------

 Class B Plan              $15,256,452              $11,702,117
$64,036,926               2.33%
 Class C Plan                5,471,807                  744,061
24,905,201               2.44
 Class N Plan                  129,571
114,483              1,203,533               2.08

                       32 | OPPENHEIMER MAIN STREET FUND

--------------------------------------------------------------------------------
 5. Foreign Currency Contracts
 A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
    The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided
 by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
 Assets and Liabilities as a receivable or payable and in the Statement of
 Operations with the change in unrealized appreciation or depreciation.
    The Fund may realize a gain or loss upon the closing or settlement of the
 foreign currency transactions. Such realized gains and losses are reported with
 all other foreign currency gains and losses in the Statement of Operations.

--------------------------------------------------------------------------------
 6. Illiquid Securities
 As of February 28, 2003, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
 market or if its valuation has not changed for a certain period of time.
The
 Fund intends to invest no more than 10% of its net assets (determined at the
 time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
 February 28, 2003 was $97,500, which represents less than 0.01% of the
Fund's
 net assets.

--------------------------------------------------------------------------------
 7. Bank Borrowings
 The Fund had the ability to borrow from a bank for temporary or emergency purposes provided asset coverage for borrowings exceeded 300%. The Fund and other Oppenheimer funds participated in a $400 million unsecured line of credit
 with a bank. Under that unsecured line of credit, interest was charged to each
 fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus
 0.45%. Under that credit facility, the Fund paid a commitment fee equal to its
 pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum. The credit facility was terminated on November 12,
 2002.
    The Fund had no borrowings through November 12, 2002.

--------------------------------------------------------------------------------
 8. Subsequent Event
 Effective April 30, 2003, the Fund will change its name to Oppenheimer Main
 Street Fund.

                       33 | OPPENHEIMER MAIN STREET FUND

OPPENHEIMER MAIN STREET FUND(R)

A Series of Oppenheimer Main Street Funds, Inc.

--------------------------------------------------------------------------------
 Directors and Officers    James C. Swain, Chairman and Director
                           John V. Murphy, President and Director
                           William L. Armstrong, Director
                           Robert G. Avis, Director
                           George C. Bowen, Director
                           Edward L. Cameron, Director
                           Jon S. Fossel, Director
                           Sam Freedman, Director
                           Beverly L. Hamilton, Director
                           Robert J. Malone, Director
                           F. William Marshall, Jr., Director
                           Charles Albers, Vice President
                           Nikolaos D. Monoyios, Vice President
                           Robert G. Zack, Vice President and Secretary
                           Brian W. Wixted, Treasurer

--------------------------------------------------------------------------------
 Investment Advisor        OppenheimerFunds, Inc.

--------------------------------------------------------------------------------
 Distributor               OppenheimerFunds Distributor, Inc.

--------------------------------------------------------------------------------
 Transfer and Shareholder  OppenheimerFunds Services
 Servicing Agent

--------------------------------------------------------------------------------
 Independent Auditors      Deloitte & Touche LLP

--------------------------------------------------------------------------------
 Legal Counsel             Myer, Swanson, Adams & Wolf, P.C.
 to the Fund

--------------------------------------------------------------------------------
 Legal Counsel to the      Mayer Brown Rowe & Maw
 Independent Trustees

                           The financial statements included herein have
been
                           taken from the records of the Fund without
                           examination of those records by the independent
                           auditors.

         (C)Copyright 2003 OppenheimerFunds, Inc. All rights reserved.

                       34 | OPPENHEIMER MAIN STREET FUND

OPPENHEIMER FUNDS FAMILY

-------------------------------------------------------------------------------------------------------

 Global Equity          Developing Markets Fund                    Global
Fund
                        International Small Company Fund           Quest
Global Value Fund, Inc.
                        Europe Fund                                Global
Growth & Income Fund
                        International Growth Fund
-------------------------------------------------------------------------------------------------------
 Equity                 Stock                                      Stock &
Bond
                        Emerging Technologies Fund                 Quest
Opportunity Value Fund
                        Emerging Growth Fund                       Total
Return Fund, Inc.
                        Enterprise Fund                            Quest
Balanced Value Fund
                        Discovery Fund                             Capital
Income Fund
                        Main Street Small Cap Fund(R)              Multiple
Strategies Fund
                        Small Cap Value Fund
Disciplined Allocation Fund
                        MidCap Fund
Convertible Securities Fund
                        Main Street Opportunity Fund(R)            Specialty
                        Growth Fund                                Real
Asset Fund(R)
                        Capital Appreciation Fund                  Gold &
Special Minerals Fund
                        Main Street Fund(R) 1                      Tremont
Market Neutral Fund, LLC 2
                        Value Fund                                 Tremont
Opportunity Fund, LLC 2
                        Quest Capital Value Fund, Inc.
                        Quest Value Fund, Inc.
                        Trinity Large Cap Growth Fund
                        Trinity Core Fund
                        Trinity Value Fund
-------------------------------------------------------------------------------------------------------
 Income                 Taxable
Rochester Division
                        International Bond Fund
California Municipal Fund4
                        High Yield Fund                            New
Jersey Municipal Fund4
                        Champion Income Fund                       AMT-Free
New York Municipals 4,5
                        Strategic Income Fund
Municipal Bond Fund
                        Bond Fund                                  Limited
Term Municipal Fund
                        Total Return Bond Fund
Rochester National Municipals
                        Senior Floating Rate Fund
Rochester Fund Municipals
                        U.S. Government Trust                      Limited
Term New York Municipal Fund
                        Limited-Term Government Fund
Pennsylvania Municipal Fund 4
                        Capital Preservation Fund 3
-------------------------------------------------------------------------------------------------------
 Select Managers        Stock                                      Stock &
Bond
                        Mercury Advisors Focus Growth Fund         QM
Active Balanced Fund 3
                        Gartmore Millennium Growth Fund II
                        Jennison Growth Fund
                        Salomon Brothers All Cap Fund
                        Mercury Advisors S&P 500(R) Index Fund 3
-------------------------------------------------------------------------------------------------------
 Money Market 6         Money Market Fund, Inc.                    Cash
Reserves

1. The Fund's name changed from Oppenheimer Main Street Growth & Income
Fund(R)
on 4/30/03.
2. Special investor qualification and minimum investment requirements apply. See
the prospectus for details.
3. Available only through qualified retirement plans.
4. Available to investors only in certain states.
5. The Fund's name changed from Oppenheimer New York Municipal Fund on
1/22/03.
6. An investment in money market funds is neither insured nor guaranteed by the
Federal Deposit Insurance Corporation or any other government agency.
Although
these funds may seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

                       35 | OPPENHEIMER MAIN STREET FUND

1.800.CALL OPP PHONELINK
--------------------------------------------------------------------------------

Call 1.800.CALL OPP (1.800.225.5677) for answers to many of your questions.
Our
automated speech recognition system provides you access to all the information
and services you need.

With PhoneLink you can:

   o Obtain account balances, share price (NAV) and dividends paid

   o Verify your most recent transactions

   o Buy, redeem or exchange mutual fund shares

   o Create custom lists of your accounts, funds or market indices

   o Order duplicate statements or Form 1099 DIV

   o Obtain market data (closing market information for Dow Jones Industrial
     Average, Nasdaq Composite and S&P 500 Index)

   o Speak to a Customer Service Representative1 by saying "Agent" when prompted

   o And more!

Quick list of PhoneLink commands

Say                                     To:

[Account # or Social Security # + PIN]  Get dollar and share balances, NAVs, transaction history or request
                                        transactions

[Fund name, share class]                Get current price/dividend
information

Balance                                 Hear your balance/list of accounts

History                                 Hear your most recent transactions

Purchase or buy                         Buy shares

Exchange                                Exchange shares

Liquidation or redemption               Sell shares

Dow Jones or Market Indices             Hear closing market information
                                        (Dow Jones Industrial Average,
Nasdaq
                                        Composite and S&P 500)

Custom list                             Create, play or edit custom list of
your
                                        accounts, funds or market indices

1. You may speak to a Customer Service Representative during normal business hours.

                       36 | OPPENHEIMER MAIN STREET FUND

INFORMATION AND SERVICES

                                    [GRAPHIC]
                                  eDocs Direct

Get This Report Online!
You can quickly view, download and print this report at
your convenience. It's EASY, FAST, CONVENIENT, and FREE!
With OppenheimerFunds eDocs Direct, you'll receive email notification when shareholder reports, prospectuses or prospectus supplements for your fund(s)
become available online, instead of receiving them through the mail. You'll cut
down on paper mail and help reduce fund expenses!

Sign up for eDocs Direct today at www.oppenheimerfunds.com

Internet
24-hr access to account information and transactions1
www.oppenheimerfunds.com
--------------------------------------------------------------------------------
PhoneLink 1 and General Information
24-hr automated information and automated transactions
Representatives also available Mon-Fri 8am-9pm ET
Sat (January-April) 10am-4pm ET
1.800.CALL OPP (1.800.225.5677)
--------------------------------------------------------------------------------
Written Correspondence and Transaction Requests
OppenheimerFunds Services
P.O. Box 5270, Denver, CO 80217-5270

For Overnight Delivery OppenheimerFunds
Services 10200 East Girard Avenue, Building D
Denver, CO 80231
--------------------------------------------------------------------------------
Ticker Symbols
Class A: MSIGX  Class B: OMSBX  Class C: MIGCX  Class N: OMGNX  Class Y:
MIGYX

1. At times the website or PhoneLink may be inaccessible or their transaction
features may be unavailable.

                                                   [LOGO] Oppenheimer
Funds(R)
                                                             Distributor,
Inc.

RS0700.001.0203      April 29, 2003